BUDGET  RENT  A  CAR  CORPORATION

SAVINGSPLUS  PLAN



(As  Amended  and  Restated  Effective  January  1,  1993)

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BUDGET  RENT  A  CAR  CORPORATION

SAVINGSPLUS  PLAN


ARTICLE  I

INTRODUCTION

     The Budget Rent a Car Corporation SavingsPlus Plan is amended and restated effective January 1, 1993 as provided herein. The Plan was originally established effective January 1, 1987, as a spinoff from the Prior Plan. The Plan is intended to qualify under Code Section 401(a) and to satisfy the requirements of Code Section 401(k). Except as may be required by ERISA or the Code, the rights of any person whose status as an Employee has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

ARTICLE  II

DEFINITIONS

     The following terms have the respective meanings set forth below when capitalized in the Plan, unless another meaning is specified in the Plan:
     "Accounts" means the following accounts (and any subaccounts established thereunder) established and maintained for each Participant pursuant to
Article  VI,  representing  a Participant's allocable share of the Trust Fund:
          (a) "Participant Deferral Account," for amounts attributable to Compensation Deferral Contributions;
          (b) "After-Tax Contributions Account," for amounts attributable to After-Tax Contributions;
          (c) "Matching Contributions Account," for amounts attributable to Matching Contributions;
          (d) "Retirement Plan Contributions Account," for amounts attributable to Retirement Plan Contributions;
          (e) "Transfer Account," for amounts transferred to the Plan pursuant to Section 4.5; and
          (f) "Rollover Account," for amounts attributable to rollovers of amounts rolled over to the Plan pursuant to Section 4.6.
     "Active Participant" means any Eligible Employee who has satisfied the participation requirements set forth in Article III and has either (a) entered into a currently or previously effective Compensation deferral agreement under
Section 4.1 or become entitled to an allocation of Retirement Plan Contributions under Section 5.1(d).
     "Actual  Deferral  Percentage Tests" means the tests described in Section
4.2.
     "Affiliated Company" means any corporation or enterprise which is a member of the same controlled group of corporations, group of trades or businesses under common control or affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as the Company. For purposes of Article XIII, Code Sections 414(b) and (c) are modified by Code
Section  415(h).
     "After-Tax Contributions" means the voluntary non-tax-deferred contributions made by a Participant under Section 4.4.

     "Beneficiary" means the person or persons designated under Section 8.3(b) to receive the interest of a deceased Participant.
     "Board of Directors" means the Board of Directors of the Sponsor as it may from time to time be constituted or the Executive Committee of the Board of Directors (if duly authorized to act for and in place of the Board of Directors).
     "Break in Service" means a Computation Period during which an Employee does not complete more than 500 Hours of Service. A Break in Service shall occur on the last day of such Computation Period if the Employee is not then employed by the Company or an Affiliated Company.
          (a) Solely for purposes of determining whether an Employee incurs a Break in Service, the following provisions of this definition shall apply with respect to an Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or for purposes of caring for the child for a period beginning immediately following the birth or placement. Such Employee shall provide the Committee with such timely information as it shall reasonably require to establish the number of days in the period of absence and that the absence is for the reasons described in this paragraph
          (b) The Hours of Service credited to an Employee described in paragraph (a) shall be the Hours of Service which otherwise would have been credited to the Employee but for the absence or, if the Committee determines that such number is not capable of being determined, eight Hours of Service per day; provided that the total number of Hours of Service credited under this paragraph shall not exceed 501, and these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.
          (c) The Hours of Service credited under paragraph (b) shall be credited to the Computation Period in which the absence begins if needed to prevent a Break in Service in that Plan Year, and in any other case, in the immediately following Computation Period.
     "Code" means the Internal Revenue Code of 1986, as in effect on the Effective Date and as thereafter amended from time to time.
     "Committee" shall mean the committee described in Article IX. "Company" shall mean the Sponsor and any Affiliated Company which adopts this  Plan  pursuant  to  Section  16.1.
     "Company Contributions" means contributions described in Section 5.1. "Compensation" means:
          (a) All remuneration payable on periodic paydays to a Participant during a Plan Year by reason of services performed as an Active Participant, including regular earnings, overtime, commissions, short-term incentive bonuses, lump sum merit increases and sick pay (to the extent includible in taxable income of the Participant) paid by the Company and any elective pre-tax contribution made on his or her behalf by the Company under a Code Section 401(k) plan or a Code Section 125 cafeteria plan, but excluding any quarterly, annual and long-term incentive bonuses, short-term disability payments, long-term disability payments, clothing allowances, moving allowances, amounts paid to employees who decline medical and dental or reduce life insurance, the value of any life insurance, the value of any non-qualified retirement benefits, and the value of any special incentive benefits for executives.
          (b) For purposes of Article XIII, all wages, salaries, fees for professional services and other amounts received by an Employee for personal services actually rendered in the course of employment with the Company and any Affiliated Company to the extent that the amounts are included in gross income; such term shall include those items listed in Treasury Regulation
Section 1 .415-2(d)(1) but shall not include those items listed in Treasury Regulation Section 1.415-2(d)(2).
          (c) For purposes of the definitions of Highly Compensated Employee, Family Group and Family Member and Sections 4.2, 5.2 and Article XV, "Compensation" means "Compensation" as defined in paragraph (b) plus any elective pre-tax contributions made on the Employee's behalf by the Company under a Code Section 401(k) plan or a Code Section 125 cafeteria plan
          (d) For purposes of Section 5.1(d) "Compensation" means "Compensation" as defined in paragraph (a) plus all bonuses and incentives, except long-term incentive bonuses, paid to an Employee during a Plan Year by reason of services performed as an Active Participant
     Notwithstanding the foregoing for Plan Years commencing prior to January 1, 1994, Compensation shall not include any amount in excess of $200,000, or such other limit imposed under Code Section 401(a)(17) (as adjusted by the Secretary of the Treasury for increases in the cost of living); and the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall only include the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Secretary of Treasury for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.
     "Compensation  Deferral  Contributions"  means contributions described in
Section  4.1(a).
     "Computation Period" means, for purposes of determining eligibility to participate in the Plan, the 12 month period commencing on an Employee's Employment Commencement Date and, in the case of an Employee who does not complete 1,000 Hours of Service during such 12 month period, each 12 month period thereafter beginning on the first day of the Plan Year which includes the first anniversary of his Employment Commencement Date. For purposes of determining vesting, "Computation Period" means the Plan Year.
     "Contribution Percentage Tests" means the tests described in Section 5.2. "Early Retirement Date" means the date on which a Participant has attained  age  55  and  completed  five  Years  of  Service.
     "Effective  Date"  means  January  1,  1993.
     "Eligible Employee" means any Employee of the Company who has completed 1,000 Hours of Service during a Compensation Period except (a) any Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not specifically provide for coverage under the Plan, and (b) any Leased Employee. In the case of an Employee who is employed by a company on the date of its acquisition by the Company or an Affiliated Company, except to the extent that the Board of Directors provides otherwise, such Employee shall become an Eligible Employee on the Entry Date coinciding with or next following the first anniversary of the date on which such company was acquired by the Company or an Affiliated Company, provided that the Employee has completed 1,000 Hours of Service during a Computation Period, and provided the Employee is not excluded under paragraph (a) or (b) above.
     "Employee"  means:
          (a) any person actively employed as a common law employee in any capacity by the Company or an Affiliated Company; and
          (b) any Leased Employee; provided, that if Leased Employees constitute less than 20% of the Company's "nonhighly compensated work force" (within the meaning of Code Section 414(n)(5)(C)(ii)), "Employee" shall not include Leased Employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of the Plan.
     "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service. In the case of an Employee who is reemployed after he incurs a Break in Service, "Employment Commencement Date" means the date on which the Employee again performs an Hour of Service.
     "Entry  Date"  means  the  first  day  of  each  month.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     "Family Group" means all Family Members of a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the ten employees of the Company and all Affiliated Companies paid the greatest Compensation during the Plan Year. If two or more Family Groups include common Family Members, such Family Groups shall be aggregated as one Family Group.
     "Family Member" means a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the ten employees of the Company and all Affiliated Companies paid the greatest Compensation during the Plan Year, and any individual who is the spouse, lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant, of such Five-Percent Owner or a member of the group consisting of the ten employees of the Company and all Affiliated Companies paid the greatest Compensation during the Plan Year.
     "Five-Percent  Owner"  means  an  Employee  described  in  Code  Section
416(i)(1).
     "Gap Period" means the period of time between the end of the Plan Year and the last day of the month immediately preceding the date on which excess Compensation Deferral Contributions and After-Tax Contributions are distributed to a Highly Compensated Employee and excess Matching Contributions are treated as forfeitures.
     "Highly Compensated Employee" means, for the current Plan Year (the "Determination Year"), an Employee who was an Active Participant at any time during the Plan Year and who:
          (a)          during  the  preceding  Plan  Year:
               (i)          was  a  Five-Percent  Owner;  or
               (ii) received Compensation in excess of $75,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury); or
               (iii) received Compensation in excess of $50,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) and was among the top 20% of Employees when ranked on the basis of Compensation paid for that year; or
               (iv) was an officer of the Company or an Affiliated Company and received Compensation in excess of one-half of the amount in effect under Code Section 415(b)(1)(A) for that year (provided that for this purpose, no more than 50 Employees (or if lesser the greater of three or ten percent of all Employees) shall be treated as officers), or if there is no such officer, was the highest paid officer of the Company or an Affiliated Company for that year; or
          (b)          at  any  time  during  the  Determination  Year:
               (i)          is  a  Five-Percent  Owner;  or
               (ii) is a member of a group consisting of the 100 Employees who received the greatest Compensation during that Plan Year and would be a member of the group of Employees described in paragraph (a)(ii), (iii) or (iv) for the Determination Year. For any Plan Year, the Committee may, to the extent permitted by law, elect to apply the provisions of this paragraph
(b)(ii) without regard to the limitation of the group to 100 Employees. To the extent required by Code Section 414(q)(9), a former Employee who was a Highly Compensated Employee when he separated from service with the Company and all Affiliated Companies or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.
     "Highly Compensated Family Member" means a Family Member who is a Highly Compensated Employee without application of the family aggregation rules of Code Section 414(q)(6).
     "Hour  of  Service"  means:
          (a) Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Company for the performance of services as an Employee. For purposes of this definition, overtime work shall be credited as straight time.
          (b) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his employment) due to a vacation, holiday, illness, incapacity, Leave of Absence, jury duty or military duty for which he is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited if the Employee is directly or indirectly paid or entitled to payment for such hours under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws.
          (c) Each hour in or attributable to a period of time during which the Employee is not paid or entitled to payment and performs no duties due to Leave of Absence or service in the Armed Forces of the United States (other than by voluntary enlistment or commission), if such Employee's duties for the Company are resumed immediately upon the expiration or termination of Leave of Absence or within 90 days after release from the Armed Forces. With respect to any such unpaid absence, an Employee shall be deemed to complete Hours of Service at his customary work schedule prior to the commencement of such absence.
          (d) Each hour for which the Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company, provided that such Employee is not also credited with an Hour of Service with respect to such hour under paragraph (a), (b)or (c) above.
     The Hours of Service, if any, for which an Employee is credited for a period in which he performs no duties shall be calculated in accordance with Department of Labor Regulation 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. Hours of Service shall be credited to the appropriate Computation Period according to Department of Labor Regulation 2530.200b-2(c). However, an Employee will not be considered as being entitled to payment until the date the Company would normally make payment to the Employee for such Hour of Service. In lieu of any other method of crediting Hours of Service, in the case of an Employee for whom records of hours worked are not required by applicable law to be kept, 45 Hours of Service shall be deemed earned for each week for which one or more Hours of Service would be credited pursuant to the preceding provisions of this definition; provided, however,  that  no  more  than  501  Hours  of Service shall be credited to an
Employee pursuant to this definition on account of any single continuous period during which the Employee performs no duties.
     "Leased Employee" means any individual who is not a common law employee of the Company or an Affiliated Company who provides services for the Company or an Affiliated Company if:
          (a) such services are provided pursuant to an agreement between the Company or an Affiliated Company and any other person;
          (b) such individual has performed such services for the Company or an Affiliated Company (or a related person within the meaning of Code
Section 144(a)(3)) on a substantially full- time basis for a period of at least one year; and
          (c) such services are of a type historically performed by employees in the business field of the Company or an Affiliated Company.
     "Leave of Absence" means a period of temporary absence approved by the Company in accordance with Company policy.
     "Matching  Contributions"  means  the  Company Contributions described in
Section  5.1(c).
     "Nonhighly Compensated Employee" means, for any Plan Year, any Employee who (a) was an Active Participant at any time during the Plan Year, and (b)
was  not  a  Highly  Compensated  Employee  for  such  Plan  Year.
     "Normal Retirement Date" means a Participant's 65th birthday. "One-Percent Owner" means an Employee described in Code Section
416(i)(1).
     "Participant" means any person for whom an Account is maintained under this Plan and whose vested Account balance has not been distributed in full.
     "Plan" means the Budget Rent a Car Corporation SavingsPlus Plan herein set forth, and as it may be amended from time to time.
     "Plan Administrator" means the administrator of the Plan, within the meaning of ERISA Section 3(16)(A). The Plan Administrator shall be the Committee provided for in Article IX.
     "Plan Year" means the period beginning on the Effective Date and ending on December 31, 1993, and each 12 month period thereafter.
     "Prior  Plan"  means the Transamerica Corporation Employees Stock Savings
Plan.
     "Retirement Plan Contribution" means the Company Contribution described in Section 5.1(d).
     "Rollover Contribution" means (i) all or a portion of an eligible rollover distribution received by an Employee from another qualified plan which is transferred by the Employee to this Plan within 60 days following his receipt thereof, or which is paid directly from the other qualified plan to this Plan at the election of the Employee; (ii) amounts transferred to this
Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were previously distributed to the Employee by another qualified plan as an eligible rollover distribution and deposited in such conduit individual retirement account within 60 days of receipt thereof; and (iii) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof.
     "Sponsor" means Budget Rent a Car Corporation, a Delaware corporation. "Spouse" means the person to whom a Participant is legally married. "The 1.25 Test" is the test described in Sections 4.2 and 5.2. "The 2.0 Test" is the test described in Sections 4.2 and 5.2. "Total and Permanent Disability" exists if the Committee determines that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to either result in death or be of long continued duration. An individual's disabled status shall be determined by the Committee, based on the certificate of a medical doctor satisfactory to the Committee.
     "Trust" or "Trust Fund" means the assets of the trust established under the Trust Agreement.
     "Trust Agreement" means the one or more trust agreements entered into by the Sponsor with the Trustees in accordance with the provisions of Article VII for the purpose of holding contributions and earnings under the Plan.
     "Trustee" means any bank or insurance company with whom the Sponsor has entered into an agreement for the purpose of holding assets of the Trust Fund, and any successor acting as a trustee of the Trust Fund. Any Trustee shall be appointed or removed by the Board of Directors.
     "Valuation Date" means the last day of each month, and such other dates as the Committee may determine, as of which dates the value of the Trust Fund and of Accounts shall be determined.
     "Year  of  Service"  means:
          (a) A Computation Period during which an Employee completes 1,000 or more Hours of Service. An Employee shall in no event be deemed to accrue more than one full Year of Service with respect to any Computation Period. An Employee's Years of Service shall include service in Computation Periods beginning prior to the Effective Date. An Employee who completes 1,000 Hours of Service in the Computation Period including the day before the Effective Date (under the terms of the Plan immediately prior to the Effective Date and without regard to the change in the definition of Computation Period hereunder) and 1 ,000 Hours of Service in the Computation Period beginning on the Effective Date shall accrue two Years of Service for such Computation Periods.
          (b) Unless otherwise specified by the Committee, for purposes of vesting under the Plan, an Employee shall be credited with service for a company (which becomes an Affiliated Company) for periods prior to the date on which such company becomes an Affiliated Company or part of an Affiliated Company or the Company. In no event, however, shall an Employee be credited with service for a franchise of the Company for a period during which he is not an Employee.
          (c) Notwithstanding the foregoing provisions of this definition, in the case of any Employee who incurs a Break in Service and is reemployed by the Company or an Affiliated Company, but who, immediately preceding such Break, did not have any nonforfeitable right under the Plan to his Accounts attributable to Company Contributions, if the number of such Employee's consecutive Breaks in Service equals or exceeds the greater of (i) five, or
(ii) the number of his Years of Service accrued prior to said Breaks in Service, then such prior Years of Service shall not be taken into account under this Plan for any purpose. In applying this definition, an Employee's Years of Service prior to a Break shall be deemed not to include any Years of Service that are not required to be taken into account under this definition by reason of any prior Break in Service.

ARTICLE  III

ELIGIBILITY  AND  PARTICIPATION

     3.1          Commencement  of  Participation.
          (a) Except as provided in Section 3.1(b), every Eligible Employee who was eligible to participate in this Plan on December 31, 1992 shall continue as an Eligible Employee, and every Active Participant on December 31, 1992 shall continue as an Active Participant, on the Effective Date subject to the provisions of the Plan. Every other Eligible Employee shall become an Active Participant on the first Entry Date:
               (i)          as  of  which  he  is  an  Eligible  Employee  and
               (ii) as of which he has either (A) entered into a Compensation deferral agreement under Section 4.1 or (B) become entitled to an allocation of Retirement Plan Contributions under Section 5.1(d).
          (b) If an Employee ceases to be an Eligible Employee he shall cease to be an Active Participant in the Plan. If he shall later again become an Eligible Employee, he shall (or again become an Active Participant):
               (i) on the Entry Date coinciding with or next following the date he becomes, or again becomes an Eligible Employee,
               (ii) as of which he has either (A) entered into a Compensation deferral agreement under Section 4.1 or (B) become entitled to an allocation of Retirement Plan Contributions under Section 5.1(d).
     3.2 Amounts Transferred from Prior Plan. An Eligible Employee who transfers amounts from the Prior Plan to this Plan in accordance with Section
4.5 is not an Active Participant unless he has satisfied the participation requirements of Section 3.1.

ARTICLE  IV

EMPLOYEE  CONTRIBUTIONS

     4.1          Compensation  Deferral  Agreement.
          (a) Each Eligible Employee may enter into a Compensation deferral agreement to have an amount equal to a fixed whole percentage up to 15 percent of his Compensation contributed to the Plan on his behalf from each regular paycheck within the period that such Compensation deferral agreement is in effect, except that the Committee shall determine the frequency of payroll deductions for a Participant whose Compensation is paid less frequently than monthly. A Compensation deferral agreement must be delivered to the Committee at the time, in the form and in accordance with procedures established by the Committee before the payroll date as of which Compensation deferral is to commence.
          (b) The Compensation deferral agreement shall remain in effect until it is revoked or modified or the Participant terminates employment. Any modification of a Compensation deferral agreement shall be effective on the coinciding or next January 1, April 1, July 1 or October 1 or, in the case of Participants paid more frequently than monthly, the payroll date coinciding with or next following such date, except that a Participant may completely cease making Compensation Deferral Contributions as soon as such revocation can be processed by the Company's payroll system. Any such revocation or modification shall be effective upon 30 days' written notice. An Active Participant who revokes his Compensation deferral agreement may enter into a new Compensation deferral agreement after three full calendar months have elapsed (the "Three-Month Suspension") on the coinciding or any following Entry Date following the Three-Month Suspension, or, in the case of Participants paid more frequently than monthly, any payroll date coinciding with or following such Entry Date following the Three-Month Suspension, upon 30 days' written notice. A Compensation deferral agreement or any revocation or modification shall be made in such form and manner as the Committee shall prescribe or approve. A Participant who makes a hardship withdrawal shall automatically cease making Compensation Deferral Contributions as of the end of the payroll period coinciding with or immediately preceding the date he makes such hardship withdrawal, and the Participant may not make further Compensation Deferral Contributions until at least 12 full calendar months have elapsed since he last made a hardship withdrawal (the "Twelve- Month Suspension"). The Participant may enter into a new Compensation deferral agreement to resume making Compensation Deferral Contributions as of any Entry Date coinciding with or following the Twelve-Month Suspension, or, in the case of Participants paid more frequently than monthly, any payroll date coinciding with or following the Entry Date following the Twelve-Month Suspension, unless he revokes or modifies his Compensation deferral agreement pursuant to the provisions of this section.
     4.2 Limitations on Compensation Deferral Contributions. Solely for purposes of satisfying one of the tests prescribed in this Section, the Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may defer under Section 4.1(a) and the timing of such an election. These rules may provide that the maximum percentage of Compensation that a Participant may defer will be a lower percentage of his Compensation above a certain dollar amount of Compensation than the maximum deferral percentage below that dollar amount of Compensation. These rules shall apply to all Active Participants, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.
          (a) In no event shall a Participant's Compensation Deferral Contributions exceed $7,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) for any calendar year. Such limitation shall apply to the combined Compensation Deferral Contributions of the calendar year in which a Participant makes a hardship withdrawal and the next following calendar year. If any amount is included in a Participant's income for any calendar year by reason of the limitation in this paragraph, the Participant may notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year, and such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of such following year. A Participant is deemed to have notified the Plan of Compensation Deferral Contributions in excess of the limitation in this paragraph to the extent he has excess Compensation Deferral Contributions for a calendar year under this Plan and any other plans of the Company and all Affiliated Companies.
          (b)          Notwithstanding  any  other  provision  of  the  Plan:
               (i)     The Compensation Deferral Contributions for a Plan Year
of  the  Highly Compensated Employees shall be reduced and refunded if neither of the Actual Deferral Percentage Tests set forth in (A) or (B) below is satisfied:
                    (A) The 1.25 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Nonhighly Compensated Employees multiplied by 1.25.
                    (B) The 2.0 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than two percentage points greater than the Actual Deferral Percentage of the Nonhighly Compensated Employees and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Nonhighly Compensated Employees multiplied by 2.0.
               (ii)     (A)     "Actual Deferral Percentage" means the average
of the ratios of each Highly Compensated Employee's or Nonhighly Compensated Employee's, as the case may be, Compensation Deferral Contributions which were allocated to the Participant's Participant Deferral Account with respect to the Plan Year, to each such Participant's Compensation for the Plan Year.
                    (B) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Actual Deferral Percentage of such Family Group shall be the aggregate Actual Deferral Percentage of all Family Members and the Actual Deferral Percentage of each Family Member shall be disregarded for purposes of the Actual Deferral Percentage Tests.
               (iii)       The Committee may elect to treat all or any portion
of  a  Retirement  Plan  Contribution  to  the  extent  allocated to Nonhighly
Compensated Employees' Accounts as Compensation Deferral Contributions for purposes of the Actual Deferral Percentage Tests. If the Committee so elects, such Retirement Plan Contribution (or portion designated) shall be a qualified nonelective contribution ("QNEC") regardless of whether it is actually taken into account for the Actual Deferral Percentage Tests, and the following provisions shall apply:
                    (A) The QNEC shall be immediately 100% vested without regard to a Participant's Years of Service.
                    (B) The QNEC may be distributed only under circumstances that also permit the distribution of Compensation Deferral
Contributions  (excluding  withdrawals  under  Section  8.6).
                    (C) The QNEC that will be treated as Compensation Deferral Contributions shall be limited to the amount of such contributions made with respect to Active Participants.
                    (D) The QNEC will be treated as Compensation Deferral Contributions only if the requirements specified in Treasury Regulations Sec. 1.401(k)-1(b)(5), the provisions of which are incorporated herein by reference, are satisfied.
               (iv)          If  neither  Actual  Deferral  Percentage Test is
satisfied as of the end of the Plan Year, the Committee shall cause the Compensation Deferral Contributions for the Highly Compensated Employees to be reduced and refunded to each such Highly Compensated Employee until either Actual Deferral Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest percentage, then the second greatest percentage, continuing until either Actual Deferral Percentage Test is satisfied. Once either Actual Deferral Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the Compensation Deferral Contributions of each such Highly Compensated Employee together with the net earnings or losses allocable thereto prior to the end of the Plan Year following the Plan Year in which the excess Compensation Deferral Contributions were made.
          (c) (i) Net earnings or losses to be refunded with the Compensation Deferral Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such contributions during the Gap Period.
               (ii)         The net earnings or losses allocable to the excess
Compensation Deferral Contributions for the Plan Year shall be determined by multiplying the net earnings or losses allocable to the Participant's Participant Deferral Account for the Plan Year by a fraction, the numerator of which is the amount of the Participant's Compensation Deferral Contributions to be refunded and the denominator of which is the balance of the Participant's Participant Deferral Account as of the last day of the Plan Year, reduced by the net earnings (or increased by the net loss) allocable to the Participant's Participant Deferral Account for the Plan Year.
               (iii)        The net earnings or losses allocable to the excess
Compensation Deferral Contributions for the Gap Period shall be the amount determined in accordance with (A) or (B)below, as the Committee shall select:
                    (A) The amount determined by applying the formula described in (ii) above except that the phrase "Gap Period" shall be substituted for the phrase "Plan Year."
                    (B) The amount determined by multiplying the net earnings or losses for the Plan Year determined in subsection (ii) above times one-tenth for each month in the Gap Period, including the month in which the refunds are distributed if the refund is distributed after the 15th day of such month.
          (d) Any excess contributions distributed to a Family Group pursuant to the reductions in paragraph (b)(iv) above shall be allocated to each Family Member in the same proportion that such Family Member's
Compensation Deferral Contributions bear to the aggregate Compensation Deferral Contributions of the Family Group.
     4.3          Return  of  Deferrals  Over  $7,000.
          (a) If a Participant's Compensation Deferral Contributions exceed the limitation described in Section 4.2(a) the excess Compensation Deferral Contributions, together with income allocable thereto (or reasonably estimated to be allocable thereto), shall be returned to the Participant (after withholding applicable federal, state and local taxes) on or before the April 15 following the close of the calendar year in which such excess contribution is made; provided, however, if there is a loss allocable to the excess Compensation Deferral Contributions, the amount distributed shall be the amount of the excess as adjusted to reflect such loss. Any Matching Contributions which are attributable to any excess Compensation Deferral Contributions and any income allocable thereto, shall either be returned to the Company or applied to reduce future Matching Contributions.
          (b) In accordance with rules and procedures as may be established by the Committee, not later than March 1 of a calendar year a Participant may submit a claim to the Committee in which he certifies in writing the specific amount of his Compensation Deferral Contributions for the preceding calendar year which, when added to amounts deferred for such calendar year under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, will cause the Participant to exceed the limitation described in Section 4.2(a) for such preceding calendar year. Notwithstanding the amount of the Participant's Compensation Deferral Contributions for such preceding calendar year, the Committee shall treat the amount specified by the Participant in his claim as a Compensation Deferral Contribution in excess of the limitation described in Section 4.2(a) for such calendar year and return it to the Participant in accordance with this section.
          (c) Any Compensation Deferral Contributions in excess of the limitation described in Section 4.2(a) which are distributed to a Participant in accordance with this section shall, to the extent required by regulations issued by the Secretary of the Treasury, be treated as Annual Additions under
Article XIII for the Plan Year for which the excess Compensation Deferral Contributions were made.
     4.4 After-Tax Contributions. For each payroll period for which a Participant has entered into a Compensation deferral agreement, such
Participant  may  also  elect to contribute amounts as After-Tax Contributions
under  the  Plan.    After-Tax  Contributions  shall  be  designated  by  the
Participant  in  writing on the form required by the Committee in whole number percentages up to ten percent of his Compensation. An agreement to make After-Tax Contributions to the Plan shall become effective on the next Entry Date, or, in the case of Participants paid more frequently than monthly, the payroll date coinciding with or next following the next Entry Date, by completing and submitting such agreement at the time, in the form and in accordance with procedures established by the Committee, and shall remain in effect unless revoked or changed by the Participant under the same terms and conditions as those set forth in Section 4.1(b) for revocation or modification of Compensation deferral agreements; provided that such contributions shall automatically be revoked if the Participant terminates or revokes his Compensation deferral agreement and the Participant shall only again be able to make After-Tax Contributions only if he enters into a new Compensation deferral agreement. Solely for purposes of satisfying one of the tests prescribed in Section 5.2 or 5.3, the Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may contribute under this Section. These rules may provide that the maximum percentage of Compensation that a Participant may contribute will be a lower percentage of his Compensation above a certain dollar amount of Compensation than the maximum contribution percentage below that dollar amount of Compensation. These rules shall apply to all Active Participants, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.
     4.5 Amounts Transferred from Prior Plan. An Eligible Employee who was a participant in the Prior Plan as of September 30, 1986 may transfer his entire account balance thereunder to his Transfer Account. Amounts held in a Participant's Transfer Account may be withdrawn prior to the Participant's termination of employment with the Company and Affiliated Companies in accordance with the rules governing withdrawals set forth in the Prior Plan.
     4.6 Rollovers. Subject to the Committee's approval, any amount which an Employee who may become an Eligible Employee upon completion of 1,000 Hours of Service in a Compensation Period has received from any other employee benefit plan (the "Other Plan") which is qualified under Code Section 401(a) may, in accordance with uniform and nondiscriminatory procedures adopted by the Committee, be transferred to the Committee as a Rollover Contribution. Such Rollover Contribution shall be paid to the Trust Fund and allocated to the Participant's Rollover Account. A Rollover Contribution is subject to the following conditions:
          (a) The amounts received under the Other Plan must qualify for rollover treatment under Code Section 402;
          (b) The transfer of such amounts to the Committee be made directly from the other Plan or must occur on or before the 60th day following such Participant's receipt of the distribution from the Other Plan, or if such Other Plan distribution has been previously deposited in an Individual Retirement Account (as described in Code Section 408), the transfer of such amounts to the Committee must occur on or before the 60th day following the receipt by such Participant of the balance of such Individual Retirement Account;
          (c) The amounts transferred to the Committee must not represent any deposits or contributions deemed made by such Participant under the Other Plan (other than voluntary deductible contributions described in Code Section 219(e)(2)) or to the Individual Retirement Account; and
          (d) The amounts transferred to the Committee must not represent rollovers from any plan which is subject to the requirements of Code Section 401(a)(11).
     Amounts held in a Participant's Rollover Account may not be withdrawn under Section 8.6 prior to the Participant's termination of employment with the Company and Affiliated Companies.

ARTICLE  V

COMPANY  CONTRIBUTIONS

     5.1 Amount and Allocation of Contributions. Subject to the requirements and restrictions of the Plan:
          (a) The Company shall make Compensation Deferral Contributions as elected by Participants pursuant to Section 4.1, so long as such amounts qualify for treatment under Code Section 401(k).
          (b) The Company shall make Company Contributions as necessary to restore amounts forfeited as provided in Section 8.4(b).
          (c) The Company shall make a Matching Contribution on behalf of each Participant who made Compensation Deferral Contributions during the Plan Year equal to a percentage of such Participant's Compensation Deferral Contributions which qualify for treatment under Code Sections 401(k) and 402(g), determined in accordance with the following table:





Percentage of Compensation    Percentage of Compensation
Contributed as Compensation   Deferral Contribution
Deferral                      Matched

1 - 2                                                 75
3 - 4                                                 50
5 - 6%                                                25%



          (d) The Company shall make for each Plan Year a Retirement Plan Contribution in such amount, if any, as may be determined by the Board of Directors in its sole discretion. Any Retirement Plan Contribution for a Plan Year shall be allocated to the Retirement Plan Contributions Account of each Participant (i) who was credited with not less than 1,000 Hours of Service in such Plan Year and who was an Active Participant or on a Leave of Absence on the last day of the Plan Year, or (ii) whose employment with the Company terminated during the Plan Year due to death, retirement on or after Normal Retirement Date or as a result of Total and Permanent Disability. Such allocation shall be in an amount which bears the same ratio to such Retirement Plan Contribution as the Participant's Compensation for such Plan Year bears to the Compensation of all such Participants for the Plan Year.
          (e) All Compensation Deferral Contributions shall be paid to the Trust Fund as soon as practicable but in no event later than 90 days following the date such deferrals are made. All Matching Contributions and Retirement Plan Contributions with respect to a Plan Year shall be paid to the Trust Fund no later than the time prescribed by law (including extensions) for filing the Company's federal income tax return for the Company's taxable year during or within which the Plan Year ended (without any earnings or other adjustment in such amounts).
     5.2 Code Section 401(m) Limitation on After-Tax Contributions and Matching Contributions. Notwithstanding any provision in the Plan to the contrary:
          (a) The After-Tax Contributions and Matching Contributions of the Highly Compensated Employees shall be reduced if neither of the Contribution Percentage Tests set forth in (i) or (ii) below is satisfied:
               (i) The 1.25 Test. The Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Nonhighly Compensated Employees multiplied by 1.25.
               (ii) The 2.0 Test. The Contribution Percentage of the Highly Compensated Employees is not more than two percentage points greater than the Contribution Percentage of all Nonhighly Compensated Employees, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Nonhighly Compensated Employees multiplied by 2.0.
          (b)       (i)     "Contribution Percentage" means the average of the
ratios  of  each        Highly Compensated Employee's or Nonhighly Compensated
Employee's, as the case may be, share of the Matching Contribution and After-Tax Contributions plus Designated Compensation Deferral Contributions (as defined in paragraph (c)), if any, which were allocated to the Participant's Accounts with respect to the Plan Year, to each such Participant's Compensation for the Plan Year.
               (ii) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Contribution Percentage of such Family Group shall be the aggregate Contribution Percentage of all Family Members and the Contribution Percentage of each Family Member shall be disregarded for purposes of the Contribution Percentage Tests.
          (c) To the extent necessary, and solely for the purpose of satisfying the Contribution Percentage Test in Section 5.2(a), all or part of Compensation Deferral Contributions may be treated by the Committee as After-Tax Contributions ("Designated Compensation Deferral Contributions"), provided that:
               (i) Compensation Deferral Contributions, including Designated Compensation Deferral Contributions, satisfy the requirements of
Section  4.2(b);  and
               (ii) Compensation Deferral Contributions, excluding Designated Compensation Deferral Contributions, satisfy the requirements of
Section  4.2(b).
          (d) If neither Contribution Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the After-Tax Contributions, and if necessary, Matching Contributions, of Highly Compensated Employees to be reduced and refunded to each affected Highly Compensated Employee until either Contribution Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected the greatest percentage and then shall proceed with each lesser percentage until either Contribution Percentage Test is satisfied. Once either Contribution Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the After-Tax Contributions and, if necessary, Matching Contributions of each such Highly Compensated Employee, together with the net earnings or losses allocable thereto, prior to the end of the Plan Year following the Plan Year in which such excess After-Tax Contributions and excess Matching Contributions were made. Any reduction and refund made to a Highly Compensated Employee in accordance with the Section shall be withdrawn first from his After-Tax Account, and then, if necessary, from his Matching
Account.    Notwithstanding  the  foregoing:
               (i) if a Participant is not 100% vested in his Matching Account, the forfeitable portion of any amount withdrawn from his Matching Account shall be forfeited and only the vested portion shall be distributed to the Participant, insofar as is required pursuant to this Section; and
               (ii) any Matching Contributions related to excess Compensation Deferral Contributions shall be forfeited without regard to the Participant's vested percentage.
          (e) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such Contributions for the Plan Year in which the Contributions were made plus the net earnings or losses on such After-Tax Contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in Section 4.2(c), except that the phrases "After-Tax Contributions" and "After-Tax Account" shall be substituted for the phrases "Compensation Deferral Contributions" and "Participant Deferral Account" wherever used therein.
          (f) Net earnings or losses refunded or forfeited with the Matching Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such Matching Contributions during the Gap Period.
Net earnings or losses shall be determined in the same manner as in Section 4.2(c), except that the phrases "Matching Contribution" and "Matching Account" shall be substituted for the phrases "Compensation Deferral Contribution" and "Participant Deferral Account" wherever used therein.
          (g) Any excess contributions attributable to a Family Group and distributed or forfeited pursuant to the reductions in paragraph (d) above shall be allocated to each Family Member in the same proportion that such Family Member's After-Tax Contributions and Matching Contributions bear to the aggregate After-Tax Contributions and Matching Contributions of the Family Group.
          (h) Any Matching Contributions which are treated as forfeitures pursuant to paragraph (d) above shall be used to reduce future Matching Contributions.
     5.3          Multiple  Use.
          (a) This section will apply if The 2.0 Test is used to satisfy both the Actual Deferral Percentage Test and the Contribution Percentage Test. If this section applies, the Committee shall determine whether a Multiple Use has occurred, and if such a Multiple Use has occurred, the After-Tax Contributions of the Highly Compensated Employees shall be reduced and refunded in accordance with the provisions of paragraph (c).
          (b) A "Multiple Use" occurs when for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy The 2.0 Test plus the Contribution Percentage used to satisfy The 2.0 Test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (i) or (ii) below, determined as follows:
               (i) (A) First, multiply 1.25 by the greater of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Nonhighly Compensated Employees;
                    (B) Second, add 2.0 to the lesser of (I) or (II) above provided that such sum shall not exceed two times the lesser of (I) or (II) above;
                    (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit;
               (ii) (A) First, multiply 1.25 by the lesser of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Nonhighly Compensated Employees;
                    (B) Second, add 2.0 to the greater of (I) or (II) above provided that such sum shall not exceed two times the greater of (I) or
(II)  above;
                    (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit.
          (c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Contribution Percentage of Highly Compensated Employees in accordance with the provisions of Section 5.2(d) until the sum of the Actual Deferral Percentage plus the Actual Contribution Percentage for the Highly Compensated Employees equals the Aggregate Limit.
          (d) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such After-Tax Contributions during the Gap Period. Net earnings or losses shall be determined in the same manner as in Section 4.2(c), except that the phrases "After-Tax Contributions" and "After-Tax Account" shall be substituted for the phrases "Compensation Deferral Contributions" and "Participant Deferral Account" wherever used therein.
          (e) Net earnings or losses refunded or forfeited with the Matching Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such Matching Contributions during the Gap Period.
Net earnings or losses shall be determined in the same manner as in Section 4.2(c), except that the phrases "Matching Employer Contribution" and "Matching Account" shall be substituted for the phrases "Compensation Deferral
Contribution"  and  "Participant  Deferral  Account"  wherever  used  therein.
          (f) Any Matching Contributions which are treated as forfeitures pursuant to paragraph (c), and any income allocable thereto, shall be used to reduce future Matching Contributions.

ARTICLE  VI

PARTICIPANT  ACCOUNTS

     6.1 Accounting Procedures. The Committee and the Trustee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Accounts provided for in this Article VI. From time to time the Committee and Trustee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among Accounts in accordance with the general concepts of the Plan and the provisions of this Article VI. Allocations of all assets shall be made on the basis of, and expressed in terms of, dollar value.
     6.2 Valuation of Accounts. As of each Valuation Date, the Trustee shall value the assets of the Trust on the basis of fair market value. Upon receipt of this valuation, the Committee shall revalue the Accounts in the following order: (I) each Account shall be adjusted to reflect any withdrawals or distributions made therefrom since the last preceding Valuation Date; (2) each Account shall be adjusted to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund since the last preceding Valuation Date; (3) any Compensation Deferral Contributions made on behalf of a Participant since the last preceding Valuation Date shall be credited to his Participant Deferral Account; (4) any After-Tax Contributions made by a Participant since the last preceding Valuation Date shall be credited to his After-Tax Contributions Account; (5) Matching Contributions shall be allocated to the Matching Contributions Account of each Participant who made Compensation Deferral Contributions since the last preceding Valuation Date, and if such Valuation Date is the last day of a Plan Year, Matching Contributions shall be allocated to the Matching Contributions Account of any Participant who made Compensation Deferral Contributions for such year who did not receive the full amount of Matching Contributions to which he is entitled for such year; (6) any Retirement Plan Contribution made since the last preceding Valuation Date will be allocated to the Retirement Plan Contributions Account of each Participant entitled to such an allocation under Section 5.1(d); and (7) any Plan administrative expenses shall be allocated to and deducted from Participants' Accounts, pursuant to
Section 9.16. The Committee shall distribute to each Participant a quarterly statement showing the value of his Account as of a stated Valuation Date.
     The valuation and allocation provisions of this section shall be applied and implemented in accordance with the following rules:
          (a) All gains, losses, dividends and other property acquisitions and/or transfers that occur with respect to the Trust Fund shall be held, charged, credited, debited or otherwise accounted for on an unallocated basis until allocated to Accounts or otherwise used or applied in accordance with the provisions of the Plan.
          (b) The share of the net income (or loss) that will be allocated to each Account shall reflect the respective net values of the applicable investment funds established under Section 7.2, based on the Participant's investment selections for his Account.
          (c) The net income (or loss) shall include the increase (or decrease) in the fair market value of Trust assets; all cash income of the Trust, whether in the form of interest, cash dividends, or otherwise; and all expenses not paid by the Company attributable to Trust assets since the preceding Valuation Date.
          (d) The net income (or loss) shall not include any Company or Employee Contributions to be credited to Accounts as of the current or a later Valuation Date.
          (e) If the Company shall make any payment or payments on account of a Retirement Plan Contribution with respect to any Plan Year prior to the last day of such year, such payment or payments shall be held by the Trustee in a subaccount separate from the general assets of the Plan and shall be invested in accordance with Section 7.2(c). No Participant shall acquire any interest in the assets of such subaccount until the last day of the Plan Year, as of which date such assets will become a part of the general assets of the Plan and be allocated in accordance with this section and any increase or decrease in the fair market value of such assets shall be reflected in the Accounts then invested under Section 7.2(c).

ARTICLE  VII

TRUST  FUND

     7.1 Trust Fund. The Sponsor has entered into a Trust Agreement for the establishment of a Trust Fund to hold the assets of the Plan. The Trustee has agreed to hold and administer all funds and assets that may be deposited with the Trustee pursuant to the terms of this Plan. The Trust Fund shall also hold funds and assets transferred from the Prior Plan pursuant to Section 4.5, and funds attributable to rollovers from other qualified plans made pursuant to Section 4.6.
     7.2          Investment  of  Trust  Assets.
          (a) Initially, the assets of the Trust Fund shall be invested in the two investment funds established as part of the Trust Fund: (i) the "Guaranteed Fund" to be invested in assets with a fixed rate of return, and
(ii) the "Equity Fund" to be invested either in the shares of one or more registered investment companies, or a diversified portfolio of equity securities and other assets at the discretion of the Trustee or other fiduciary having responsibility for the management of such fund, or both. Investment funds may be added, suspended or terminated from time to time at the direction of the Board of Directors. All or any part of an investment fund may from time to time be invested in cash or money market instruments.
          (b) A Participant shall specify the investment funds in which his Account except his Retirement Plan Contributions Account are to be invested. A Participant may change the investment of (i) amounts already allocated to such Account to the extent that they are not invested in a guaranteed investment contract or (ii) future contributions to such Account effective on the next January 1, April 1, July 1 or October I or on such other dates as the Committee may specify, at the time, and in accordance with procedures established by the Committee. Future contributions and previously allocated amounts need not be invested in the same proportion in each investment fund. The provisions of this section shall be subject to such additional limitations as the Committee may specify, from time to time, including any withdrawal or transfer restrictions imposed by the issuer of any investment contract.
          (c) Retirement Plan Contributions shall be invested by the Committee in one or more investment funds provided under this Section 7.2 as directed by the Board of Directors.
     7.3 Irrevocability. The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company, except as follows:
          (a) If a Company Contribution is made by a mistake of fact, at the Company's written request that contribution may be returned to the Company within one year after it is made.
          (b) All Company Contributions are conditioned upon deductibility under Code Section 404. To the extent a deduction is disallowed, at the written request of the Sponsor or Affiliated Company making the contribution, such contribution shall be returned to the Sponsor or such Affiliated Company within one year after the disallowance.
     7.4 Company, Committee and Trustee Not Responsible for Adequacy of Trust Fund. Neither the Company, the Committee nor the Trustee shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets. Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Committee, or any Investment Manager.

ARTICLE  VIII

VESTING;  PAYMENT  OF  PLAN  BENEFITS

     8.1 Vesting. Each Participant shall at all times be 100% vested in his Participant Deferral Account, his Transfer Account, his After-Tax
Contributions  Account,  and  his  Rollover  Account.    If  a  Participant's
employment with the Company terminates prior to his Normal Retirement Date for a reason other than death, retirement after his Early Retirement Date or Total and Permanent Disability, the nonforfeitable percentage of his Matching Contributions Account shall be determined in accordance with the following table:





Number of Years of Service         Vested Percentage

Less than two                                      0
At least two but less than three                  40
At least three but less than four                 60
At least four but less than five                  80
Five or more                                     100%



and the nonforfeitable percentage of his Retirement Plan Contributions Account shall be determined in accordance with the following table:





Number of Years of Service  Vested Percentage

Less than five                              0
Five or more                              100%



A Participant shall become 100% vested in his Matching Contributions and Retirement Plan Contributions Accounts upon attainment of his Normal
Retirement Date while employed by the Company, as of the date of his termination of employment with the Company as a result of his Early Retirement Date, Total and Permanent Disability, or as of the date of his death.
     8.2          Distribution  Upon  Retirement  or  Disability.
          (a) A Participant whose employment with the Company and all Affiliated Companies terminates on or after he has attained his Early
Retirement Date or his Normal Retirement Date or as a result of Total and Permanent Disability shall be entitled to a distribution of his Account as soon as practicable after the date of his termination. Such Participant's Account shall be valued as of the Valuation Date coinciding with or immediately following his termination of employment, and shall be paid to him in a lump sum, subject to the provisions of Section 8.5.
          (b) In no event will amounts be distributed to a Participant prior to his 65th birthday without his written consent if the value of his vested Account exceeds, or at the time of any prior distribution exceeded, $3,500.
     8.3          Distribution  Upon  Death.
          (a) Upon the death of a Participant prior to commencement of the distribution of benefits hereunder, distribution shall be made to the Participant's Beneficiary as soon as practicable after the value of the Participant's Account is determined. Such distribution shall be a lump sum in cash of the value of the Participant's Account as of the Valuation Date coinciding with or immediately following the date on which the Committee has been furnished with all documents and information necessary to distribute such Participant's Account.
          (b) Each Participant shall have the right to designate or to change or revoke such designation of a Beneficiary or Beneficiaries to receive his interest in the Trust Fund in the event of his death. This designation or redesignation is to be made on the form prescribed by and delivered to the Committee. If a married Participant designates a Beneficiary other than his Spouse, no effect shall be given to such designation unless such Spouse provides written consent in such form as the Committee may require, witnessed by a notary public, and such designation names a Beneficiary which may not be changed without the Spouse's consent (or the consent expressly permits designations by the Participant without requirement of further consent by the Spouse). A Spouse's consent to a Beneficiary designation is not required if it is established to the satisfaction of the Committee that there is no Spouse or the Spouse cannot be located. The Committee shall have absolute discretion as to whether the consent of a Spouse shall be required. If a deceased Participant shall have failed to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if the designated Beneficiary shall have predeceased the Participant without the Participant having designated a successor Beneficiary, the Participant's Beneficiary shall be the person or persons having the highest priority as listed below, in order of priority: (A) the Participant's surviving Spouse; (B)the Participant's surviving children, including adopted children; (C) the Participant's surviving parents; or (D) the Participant's estate.
          (c) The Committee shall not be required to authorize any payment to be made to any person following a Participant's death, whether or not such person has been designated by the Participant as a Beneficiary, if the Committee determines that the Plan may be subject to conflicting claims in respect of said payment for any reason. In the event the Committee determines in accordance with this Section 8.3(c) not to make payment to a designated Beneficiary, the Committee shall take such steps as it determines appropriate to resolve such potential conflict.
     8.4      Distribution Upon Termination of Employment Prior to Retirement.
          (a) The Account of a Participant whose employment with the Company terminates prior to his Normal Retirement Date for a reason other than his death, retirement on his Early Retirement Date, or Total and Permanent Disability, shall be valued as of the Valuation Date coinciding with or immediately  following  the  date  on  which  the  Participant's  request  for distribution of his Account is received by the Committee. Any unvested amounts in his Account shall be forfeited immediately upon the complete distribution of the vested portion of the Participant's Account, or, if the Participant does not consent to an immediate distribution, then any such unvested amounts shall be forfeited on the date on which he sustains five consecutive Breaks in Service. Subject to the provisions of Section 8.2(b), a Participant's entire nonforfeitable interest in his Account shall be paid to him as soon as practicable after his termination of employment in a lump sum in cash.
          (b) Any Participant whose employment terminates and who receives a distribution of the nonforfeitable percentage of his Account when he is not fully vested in his Matching Contributions Account and his Retirement Plan Contributions Account, and who again becomes an Employee prior to incurring five consecutive Breaks in Service, will have the forfeited portions of his Matching Contributions Account and his Retirement Plan Contribution Account restored; provided, however, that his Matching Contributions Account shall be restored only if he repays to the Plan the amount of his Matching Contributions Account so distributed prior to the earlier of (i) the date on which he sustains five consecutive Breaks in Service commencing on or after such distribution, or (ii) five years after the date of his reemployment.
Upon such restoration, the portions of such Participant's Matching Contributions Account and Retirement Plan Contributions Account which were forfeited shall be reinstated without adjustment for gain or loss between the time of forfeiture and the time of reinstatement. No restoration shall be made if the Participant is reemployed by the Company after incurring five (5) consecutive Breaks in Service.
          (c) Any restoration required by Section 8.4(b) shall be made out of the amounts forfeited by Participants in any Plan Year. If forfeitures are insufficient, the Company shall contribute such additional amount as is required to make restoration. If such forfeitures exceed the amounts required to make restoration, the remainder shall be used to reduce the amount of Company Contributions required for that Plan Year, or applied to offset administrative expenses, pursuant to Section 9.16.
          (d) If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.
     8.5          Timing  of  Distribution.
          (a) Benefits payable under the Plan shall be distributed as soon as practicable but, unless the Participant elects to do otherwise in accordance with provisions of the Plan, not later than the 60th day after the Plan Year in which, with respect to the Participant, occurs the later of his
(i)  attainment  of age 65 or (ii) termination of employment with the Company.
          (b) Notwithstanding anything to the contrary contained in the Plan, a Participant's benefit will be distributed in a single payment no later than April I of the calendar year following the calendar year in which the Participant attains age 70-1/2, whether or not his employment has terminated.
     8.6          Withdrawals.
          (a) Twice in each Plan Year a Participant may withdraw amounts from his After- Tax Contributions Account, if any, subject to the right of the Committee to require reasonable advance notice or reasonable minimum amounts. The amount of a Participant's After-Tax Contributions available for withdrawal shall be the lesser of the total of such After-Tax Contributions, less any such amounts previously withdrawn, or the value of the Participant's After-Tax Contributions as of the Valuation Date immediately following the Committee's determination authorizing such withdrawal. Notwithstanding the foregoing, as required by law, any distribution hereunder shall be deemed to be made first from the Participant's After-Tax Contributions made prior to January 1, 1987, if any, second pro rata from After-Tax Contributions made after December 31, 1986 and from the earnings on such After-Tax Contributions, and third from the earnings on After-Tax Contributions made prior to January 1, 1987, if any.
          (b) Each Participant may twice in each Plan Year upon written request make a hardship withdrawal from his Participant Deferral and/or Rollover Accounts in an amount determined by the Committee after finding that the withdrawal is both made on account of an immediate and heavy financial need of the Participant and necessary to satisfy the financial need, and that the Participant has exhausted all other sources available to him under all plans maintained by the Company. A distribution is on account of an immediate and heavy financial need of the Participant only if it is for the purpose of
(a) expenses for medical care described in Code Section 213(d) of the Participant or his Spouse or dependents (as defined in Code Section 152), including expenses for medical care previously incurred as well as expenses necessary to obtain medical care, which are not covered by insurance, (b) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Participant or his Spouse or dependents (as defined in Code Section 152), (c) costs directly related to the purchase (excluding mortgage payments) of a principal residence for a Participant, or
(d) preventing the eviction of the Participant from his principal residence or the foreclosure on the mortgage on that residence. The existence of a Participant's financial hardship, and the amount required to meet the need created by the hardship as well as to pay taxes and penalties resulting from a hardship distribution, shall be determined by the Committee on the basis of all relevant facts and circumstances and in accordance with rules of uniform application which the Committee may from time to time prescribe.
     Hardship withdrawals shall be made according to the following provisions:
               (i)         The amount of a Participant's Compensation Deferral
Contributions available for withdrawal shall be the lesser of: (A) the total of such Compensation Deferral Contributions, less any such amounts previously withdrawn, or (B) the value of the Participant's Compensation Deferral Contributions as of the Valuation Date immediately following the Committee's determination authorizing such withdrawal. The amount of a Participant's Rollover Contributions available for withdrawal shall be the value of such contributions as of the Valuation Date immediately following the Committee's determination authorizing such withdrawal. In no event shall the amount available for withdrawal exceed the amount required to meet the immediate and heavy financial need.
               (ii)     Withdrawals from the Guaranteed Fund will be allocated
proportionately among all contracts in which the Guaranteed Fund is invested as follows: the proportionate share allocated to an investment contract will be equal to the ratio of the value of the Participant's fixed dollar investment under the Guaranteed Fund in that investment contract over the total value of the Participant's fixed dollar investment in the Guaranteed
Income  Fund  in  all  investment  contracts.
               (iii)          The  amount  so  withdrawn  shall be paid to the
Participant in a lump sum in cash as soon as practicable after the Committee's determination.
               (iv)     Each time a Participant makes a hardship withdrawal he
shall be placed on a Twelve-Month Suspension from making future Compensation Deferral Contributions.
               (v)          A  Participant  may not make a subsequent hardship
withdrawal  until  at  least  six  months  after  making  a  previous hardship withdrawal.
          (c) After attaining age 59-1/2 a Participant may withdraw amounts from his Participant Deferral and/or Rollover Accounts.
          (d) A Participant may withdraw amounts in his Transfer Account in accordance with the rules of the Prior Plan governing withdrawals.
          (e) A Participant may specify the investment fund or funds from which a withdrawal under this section will be taken, and the percentage of the withdrawal which shall be taken from each fund. All withdrawals shall be subject to the reasonable administrative rules and procedures established by the Committee, including reasonable advance notice and minimum amounts. Amounts withdrawn under this section may not be returned to the Plan.
          (f) Except as provided in this section, no amounts may be withdrawn by a Participant prior to his or her termination of employment. In no event may a withdrawal be made under this Section 8.6 by a Participant after termination of employment; rather, in such cases distribution shall be made under other provisions of Article VIII.
     8.7 Facility of Payment. If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the Payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian of the payee. Any payment shall be a payment from the Account of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.
     8.8 Additional Documents. The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.
     8.9 Participant Loans. Upon submission by an Active Participant or an Employee who had made a Rollover Contribution pursuant to Section 4.6 (collectively described in this Section as a "Borrowing Participant") of a written form as prescribed by the Committee, the Committee shall grant a loan to such Borrowing Participant from his vested Account balance (excluding his Retirement Plan Contributions Account); provided, however, that if the Committee reasonably believes that the Borrowing Participant either does not intend to repay the loan or lacks proper financial ability to repay the loan, it shall not grant such a loan. Loans shall be subject to the provisions of this Section 8.9. In accordance with regulations promulgated by the U.S. Department of Labor, loans shall be made available on a reasonably equivalent basis to all Participants and Beneficiaries who have vested Account balances in the Plan (excluding Retirement Plan Contributions Accounts) and who are "parties in interest" as defined in Section 3(14) of ERISA.
          (a) Each Borrowing Participant may obtain a loan either for the purchase of a primary residence (a "Residential Loan") or for any other purpose (a "General Loan"). The minimum amount which can be borrowed shall be $1,000. A Borrowing Participant may request one loan per calendar quarter and may at any time have outstanding not more than one Residential Loan and one General Loan. Prior to August 1, 1993, if a Borrowing Participant repaid an existing loan in order to obtain a new loan, the new loan would not be available for three months after the existing loan was repaid. Effective August 1, 1993, if a Borrowing Participant repays an existing loan to obtain a new loan, the new loan shall be available as soon as practicable after the repayment of the existing loan is processed. Notwithstanding the foregoing sentence, but subject to the other provisions of this section, effective January 1, 1995, an existing loan may be recharacterized as a new loan without repayment of the existing loan.
          (b) In no event shall any loan be made under this Section 8.9 if, after the making of such loan, the aggregate amount of all current and prior outstanding loans to the Borrowing Participant (and all loans from any other qualified plans maintained by the Company or any Affiliated Company to a Borrowing Participant) would exceed the lesser of:
               (1)          $50,000,  reduced  by  the  excess  (if  any)  of:
               (i)       the highest outstanding balance of all previous loans
to the Borrowing Participant from any qualified plan maintained by the Company or any Affiliated Company during the one year period ending on the day before the date on which any such subsequent loan from the Plan would be made, over
               (ii)      the outstanding balance of all such previous loans on
the  date  on  which  any such subsequent loan from the Plan would be made; or
               (2)          50%  of  the  vested  balance  of  the  Borrowing
Participant's  Account  (excluding his Retirement Plan Contributions Account).
          (c)          All loans made from the Plan to a Borrowing Participant
shall:
               (1)        be secured by the Borrowing Participant's Segregated
Loan Account and such other security as the Committee in its discretion deems appropriate;
               (2)       bear interest at a rate that is commensurate with the
interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances;
               (3)          by  their  terms  be  required  to  be  repaid  in
substantially equal payments not less frequently than quarterly through payroll deduction or other means acceptable to the Committee;
               (4)     by their terms be required to be repaid over a term not
to exceed five years; provided, however, that Residential Loans shall be repaid over a term not to exceed 25 years; provided further that the minimum term for any loan shall be one year; and
               (5)         be subject to such additional terms, conditions and
charges  as  the  Committee  in  its  sole  discretion  deems  appropriate.
          (d) Any loan made pursuant to this Section 8.9 shall be evidenced by a promissory note signed by the Borrowing Participant, setting forth the date or dates of principal repayment, the interest rate and interest payment dates, and such other terms and conditions as the Committee deems appropriate. All such notes shall be held in the custody of the Trustee until discharged.
          (e)       Loans may be prepaid if the balance of the loan is paid in full.
          (f) Any amounts loaned to a Borrowing Participant pursuant to this Section 8.9 shall be treated as an investment of the Plan on behalf of such Borrowing Participant, and shall be deemed to be an asset of the Active Participant's Segregated Loan Account. When a loan is made, the balance credited to a Borrowing Participant's Segregated Loan Account shall be charged to the Borrowing Participant's subaccounts in the following order: (1) After-Tax Contributions Account, (2) Rollover Account, (3) Transfer Account,
(4)  Participant  Deferral  Account,  and  (5) Matching Contributions Account.
Amounts  charged  to  each  Account  shall  be charged proportionately to each investment fund in which the Account is invested at the time the loan is obtained. To the extent amounts borrowed are credited and charged as previously described, such Account (and any subaccounts relating to such Account) shall not participate in the net gains or net losses of the Plan, but it shall be credited with the interest paid on such loan. As amounts are repaid, they shall be credited to the subaccounts from which they were obtained in the reverse of the order in which they were charged, and credited to each investment fund in accordance with the Borrowing Participant's then current investment election for future contributions to his Account.
          (g) Notwithstanding any other provisions of this Plan, no distribution of a Participant's Account shall be made until all interest and principal of any loan or loans made to such Participant is paid and discharged in full. Upon the failure of a Participant to make loan payments or other event of default set forth in the promissory note, or upon the occurrence of the Valuation Date used to determine the amount distributable to the Participant, such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest, may in the Committee's discretion be charged against the Participant's Segregated Loan Account; provided, that any unpaid balance of such loan shall be charged against the Participant's Segregated Loan Account before any distribution to the Participant. If the Participant's Segregated Loan Account has been so charged, and there remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan shall be charged against any property pledged as security with respect to such loan. If any distribution of an Account is otherwise due but for this Section 8.9, all interest and principal then owing on any loan or loans made to the Participant shall be repaid to the Plan out of one-half of such Participant's Account balance, and the remaining Account balance shall then be distributed as otherwise provided by Article VIII.
     8.10 Direct Rollover of Eligible Rollover Distributions. (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section for distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
          (b) For purposes of this Section 8.10, the following definitions shall apply:
               (1)          "Eligible  Retirement  Plan"  means  an individual
retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
               (2)     "Eligible Rollover Distribution" means any distribution
of all or any portion of a Participant's Accounts except (i) any distribution to the extent such distribution is required under Code Section 401(a)(9), and
(ii)  the  portion of any distribution that is not includable in gross income.
               (3)        "Direct Rollover" means a payment by the Plan to the
Eligible  Retirement  Plan  specified  by  the  Distributee.
               (4)      "Distributee" includes an Employee or former Employee.
In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
          (c) The Committee shall provide a written explanation of the Direct Rollover provisions to a Distributee no more than 90 days and no less than 30 days prior to the date of distribution. Distribution may not commence until 30 days has elapsed after such notice is provided to the Distributee, unless such 30 day period is waived pursuant to Section 8.10(d) below.
          (d) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
               (1)      The Committee clearly informs the Distributee that the
Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
               (2)          The  Distributee,  after  receiving  the  notice,
affirmatively  elects  a  distribution.

ARTICLE  IX

OPERATION  AND  ADMINISTRATION  OF  THE  PLAN

     9.1 Plan Administration. Authority to control and manage the operation and administration of the Plan shall be vested in a Committee as provided in this Article IX. The members of the Committee (the number of which shall be determined by the Sponsor) shall be appointed by the Sponsor and shall hold office until resignation, death or removal by the Sponsor. For purposes of ERISA Section 402(a), the members of the Committee shall be the named fiduciaries of the Plan. Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an investment manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan. Actions by the Sponsor under this section shall be by written instrument executed by an authorized officer of the Sponsor.
     9.2 Committee Powers. The Committee shall have all powers and discretion necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following  powers,  discretion  and  authority:
          (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among its members and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in ERISA Section 405(c).
          (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.
          (c) To employ such legal, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of the Plan, including one or more persons to render advice with regard to any responsibility any named fiduciary or any other fiduciary may have under the Plan.
          (d) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.
          (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person, including but not limited to all Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled.
          (f) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan. Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner.
     9.3 Investment Manager. The Board of Directors may appoint one or more "Investment Managers", as defined in ERISA Section 3(38), to manage all or a portion of the assets of the Plan. An Investment Manager shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company, nor any member of the Committee, nor any Trustee, nor any member of the Board of Directors shall, while such appointment is in effect, have any responsibility for the management of those assets.
     9.4 Committee Procedure. A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee. The Committee may designate certain of its members to execute any document on behalf of the Committee to the extent of its authority, in which event the Committee shall notify each Trustee of this action and the name or names of the designated members. The Trustees, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with each Trustee a written revocation of the authorization of the designated members.
     9.5 Compensation of Committee. Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee. All members shall be reimbursed by the Company for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.
     9.6 Resignation and Removal of Members. Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors.
     9.7 Appointment of Successors. Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Secretary of the Sponsor in writing to each Trustee and to the members of the Committee. Upon termination, for any reason, of a Committee member, the member's status as a named fiduciary shall be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a named fiduciary.
     9.8 Records. The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.
     9.9 Reliance Upon Documents and Opinions. The members of the Committee, the Board of Directors, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, any opinions furnished by legal counsel, and any reports furnished by any Trustee. The members of the Committee, the Board of Directors, the Company and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant, Trustee, or counsel. Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons except as otherwise provided by law. The Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company, and may likewise treat those records as conclusive with respect to all
Employees, Participants, Beneficiaries, and any other persons except as otherwise provided by law.
     9.10 Requirement of Proof. The Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.
     9.11 Reliance on Committee Memorandum. Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as evidence of any action taken or resolution adopted by the Committee.
     9.12 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
     9.13 Limitation on Liability. Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith. No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.
     9.14 Indemnification. To the extent permitted by law, the Sponsor shall indemnify each member of the Board of Directors and the Committee, and any other Employee with duties under the Plan, and saved harmless from claims, and the expenses reasonably incurred by him in defending against such claims (including any amount paid in settlement) incurred or resulting from any action or conduct in the performance of his duties under the Plan, except claims arising from his gross negligence, willful neglect or willful misconduct. The preceding right of indemnification shall pass to the estate of such a person. The preceding right of indemnification shall be in addition to any other right to which the Board member or Committee member or such other Employee may be entitled as a matter of law or otherwise.
     9.15 Bonding. Except as is prescribed by the Board of Directors, as provided in ERISA Section 412, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan. Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 9.14, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Sponsor of its liability under the indemnification provisions.
     9.16 Plan Expenses. All usual and reasonable expenses of administration shall be paid from the Plan, first, as provided by Section 8.4(c) from any forfeitures in excess of amounts required to make restoration of accounts, and then from investment earnings of the Plan, and finally, if necessary, from Participant's Accounts, ratably in proportion to the value of the Accounts determined as of the most recent Valuation Date. All expenses incurred in the administration and operation of the Plan shall, to the extent not paid by the Plan, be paid by the Company.

ARTICLE  X

MERGER  OF  COMPANY;  MERGER  OF  PLAN

     10.1 Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Sponsor to any other company, the ultimate successor or successors to the business of the Sponsor shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its Board of Directors, unless the successor(s), by resolution of its Board of Directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the Board resolution.
     10.2 Merger Restriction. Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE  XI

     PLAN  TERMINATION  AND
     DISCONTINUANCE  OF  CONTRIBUTIONS

     11.1          Plan  Termination.
          (a) The Board of Directors may terminate the Plan at any time by an instrument in writing executed in the name of the Sponsor by an officer or officers duly authorized to execute such an instrument and delivered to the Trustee.
          (b) Upon and after the effective date of the termination, the Company shall make no further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law. The termination shall not accelerate any Participant's or Beneficiary's entitlement to the distribution of benefits hereunder except as may be determined by the Board of Directors in accordance with applicable law. Assets of the Trust Fund shall be managed in accordance with the direction of the Committee.
          (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.
     11.2          Discontinuance  of  Contributions.
          (a) In the event the Sponsor decides it is impossible or inadvisable for business reasons to continue to make Company Contributions under the Plan, the Sponsor by resolution of its Board of Directors may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, no further contributions shall be made under the Plan and no Company Contributions need be made with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.
          (b) The discontinuance of contributions shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.
          (c) If discontinuance of contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XI.
          (d) On and after the effective date of a discontinuance of contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.
     11.3 Rights of Participants. In the event of the termination of the Plan, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Article IV. Termination of the Plan will not accelerate the right of any Participant to receive a distribution under the Plan. In no event will amounts attributable to a Participant's Compensation Deferral Contributions be distributed except to the extent allowed by Code Section 401(k).
     11.4 Partial Termination. In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund shall become fully vested as of the date of the partial termination.
     11.5 Failure to Contribute. The failure of the Company to contribute to the Trust in any year, if contributions are not required or permitted under the Plan for that year, shall not constitute a discontinuance of contributions to the Plan.
     11.6 Distributions Upon Sale of Assets or Subsidiary. Upon the sale, to an entity that is not an Affiliated Company of either (a) substantially all of the assets used by the Company in the trade or business in which a Participant is employed or (b) the Company's interest in a subsidiary that is also an Affiliated Company, the Committee may, subject to the consent requirements of Code Section 411(a)(11), direct the Trustee to make a distribution of the Participant's distributable benefit in the Trust Fund as soon as administratively feasible.

ARTICLE  XII

     APPLICATION  FOR  BENEFITS

     12.1 Application for Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on his behalf to submit the application.
     12.2          Action  on  Application.
          (a) Within 90 days following receipt of an application and all necessary documents and information, the Committee shall furnish the claimant with written notice of its decision. The 90-day period may be extended at the discretion of the Committee for a second 90 day period provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating that special circumstances requiring such extension of time. In the case of a denial of the claimant's application, the notice shall set forth: (i) the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based; (ii) a description of any additional information or material necessary for perfection of the application (together with an explanation specifying why the material or information is necessary); and (iii) an explanation of the Plan's claim review procedure.
          (b) A claimant who wishes to contest the denial of his application for benefits or the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 12.3, and shall exhaust such administrative procedures prior to seeking any other form of relief.
     12.3          Appeals.
          (a) A claimant may appeal the decision on his claim to the Committee, in writing, within 60 days after the date of the Committee's decision. If the application has been neither approved nor denied within the 90 day period provided in Section 12.2, the appeal shall be made within 60 days after the expiration of the 90 day period.
          (b) The request for appeal shall be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.
          (c) The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.
          (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

ARTICLE  XIII

     LIMITATIONS  ON  CONTRIBUTIONS

     13.1          General  Rule.
          (a) Notwithstanding anything to the contrary contained in the Plan, and except as provided in Paragraph (b) below, the total Annual Additions under the Plan to a Participant's Account for any Plan Year shall not exceed the lesser of:
               (i)          the  Defined  Contribution  Dollar  Limitation; or
               (ii)          25%  of  the  Participant's  Compensation for the
Limitation  Year.
          (b) The "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) in effect for the Limitation Year.
          (c)          The  "Limitation  Year"  is  the  Plan  Year.
          (d) The Compensation limitation referred to in Section 13.1(a)(ii) shall not apply to:
               (i) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition; or
               (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).
     13.2 Annual Additions. For purposes of Section 13.1, the term "Annual Additions" shall mean, for any Limitation Year, the sum of all Compensation Deferral Contributions, Matching Contributions, Retirement Plan Contributions, After-Tax Contributions, and forfeitures which are allocated to a Participant's Account and to a Participant's account under any other defined contribution plan maintained by the Company or any Affiliated Company. The term "After-Tax Contributions," for purposes of the preceding sentence, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Code Section 401(k).
     13.3 Other Defined Contribution Plans. If the Company or any Affiliated Company is contributing to any other defined contribution plan (as defined in Code Section 415(i)) for Employees, some or all of whom may be Participants in this Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of Section 13.1.
     13.4 Combined Plan Limitation (Defined Benefit Plan). In the event a Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Code Section 415(k)) of the Company or an Affiliated Company, then the benefit payable under such other defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit fraction" as defined in paragraph (a) below and the "defined contribution fraction" as defined in paragraph  (b)  below,  for  any  Plan  Year  shall  not  exceed  1.
          (a) "Defined Benefit Fraction" shall be a fraction, the numerator of which is the projected benefit of a Participant under all qualified defined benefit plans adopted by the Company and Affiliated Companies expressed as either an annual straight life annuity or a qualified joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Plan Year under applicable law times 1.25 or (ii) the Percentage of Compensation limit for such Plan Year times 1.4.
          (b) "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Addition of the Participant's Account under this Plan and any other defined contribution plans adopted by the Company or an Affiliated Company for each Plan Year, and the denominator of which is the lesser for each such Plan Year of (i) the maximum Annual Addition which could have been made under this Plan and any other defined contribution plans adopted by the Company or an Affiliated Company for such Plan Year and for each prior Plan Year of Service with the Company times 1.25 or (ii) the amount determined under the percentage of Compensation limit for such Plan Year times 1.4.
     Notwithstanding anything to the contrary in this Plan, in the case of a Participant who was also a participant before January 1, 1982 in a defined benefit plan which was in existence on July 1, 1982, and with respect to which the requirements of Code Section 415(b) had been met for all Plan Years, if such Participant's current accrued benefit under such plan exceeds the limitation of Code Section 415(b) for Plan Years commencing after January 1, 1983, then for purposes of that plan and for purposes of this Section 13.4, the limitations of Code Sections 415(b) and (c) with respect to such individual shall be equal to the Participant's current accrued benefit under said plan. Solely for purposes of determining the amount of such limitation, the term "current accrued benefit" shall mean the Participant's accrued benefit under the defined benefit plan as of the close of the last Plan Year beginning before January 1, 1983 when expressed as an annual benefit, within the meaning of Code Section 415(b)(2) as in effect for such Plan Year;
provided, however, that such Participant's current accrued benefit is not changed after July 1, 1982, and no cost of living adjustment occurring after July 1, 1982 is taken into account.
     In applying the provisions of this Section 13.4 in the case of a defined benefit plan which satisfied the requirements of Code Section 415 for the last Plan Year commencing prior to January 1, 1983, any reduction in a Participant's benefit shall be in accordance with Code Section 415(e) and any regulations promulgated thereunder by the Secretary of the Treasury. The reduction of a Participant's benefit due from qualified defined benefit plans shall be made in accordance with uniform rules adopted jointly by the parties responsible for the control and management of the operation and administration of such plans.
     13.5 Adjustments for Excess Annual Additions. In general, the amount of excess for any Plan Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i)) or defined benefit plan (as defined in Code Section 414(j)) maintained by the Company and any Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 13.1 through 13.4. However, if, as a result of an administrative error in calculating contributions, the Annual Additions to a Participant's Accounts under this Plan (after giving effect to the maximum permissible adjustments under the other plans) would exceed the applicable limitations described in Sections 13.1 through 13.4, the excess amount shall be subject to the following rules:
          (a) If the Participant made any voluntary after-tax contributions to this or any other defined contribution plan that is maintained by the Company, these contributions shall be returned to the Participant to the extent of any excess Annual Additions, together with income allocable thereto (or reasonably estimated to be allocable thereto).
          (b) Any remaining excess Annual Additions allocated to the Participant's Account shall be reduced to the extent necessary to eliminate the remaining excess Annual Additions.
     13.6 Disposition of Excess Amounts. Any excess amounts contributed by the Company on behalf of a Participant for any Plan Year shall be held unallocated in a suspense account for the Plan Year and applied to reduce the Company Contribution on behalf of such Participant for succeeding Plan Years. Any amounts held in this suspense account shall not participate in any allocation of forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.
     Notwithstanding the foregoing, any excess amounts attributable to Compensation Deferral Contributions on behalf of a Participant for a Plan Year, together with income allocable thereto (or reasonably estimated to be allocable thereto), shall be distributed to the Participant to the extent that the distribution will reduce the excess amounts in the Participant's Account. Such distribution shall be made in accordance with procedures determined by the Committee.

ARTICLE  XIV

     PLAN  AMENDMENTS

     14.1 Amendments. The Board of Directors may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Sponsor by an officer or officers duly authorized to execute such instrument, and delivered to the Trustee. However, no amendment shall (a) cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Articles IV and V; or (b) increase the responsibilities or liabilities of the Trustee or an Investment Manager without his written consent.
     14.2       Retroactive Amendments.  Notwithstanding any provision of this
Article XIV to the contrary, the Plan may be amended prospectively or retroactively (as provided in Code Section 401(b)) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax- qualified employees' trusts, or any corresponding regulation.
     14.3 Amendment of Vesting Provisions. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested interest in his Account, each Participant who has completed at least three Years of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his vested interest computed under the Plan without regard to such amendment.

ARTICLE  XV

     TOP-HEAVY  PLAN  RULES

     15.1 Applicability. Notwithstanding any contrary provision in the Plan, the provisions of this Article XV shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan.
     15.2          Definitions.
          (a) For purposes of this Article XV, the term "Key Employee" shall mean any Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is or was:
               (i)          An officer of the Company or an Affiliated Company
having an annual Compensation greater than 150% of the amount in effect under Code Section 415(c)(1)(A) for this Plan Year. However, no more than 50 Employees (or, if less, the greater of three or ten percent of the Employees) shall be treated as officers;
               (ii)        One of the ten Employees having annual Compensation
from the Company or an Affiliated Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two Employees have the same interest in the Company, the Employee having greater annual Compensation from the Company shall be treated as having a larger interest;
               (iii)          A  Five-Percent  Owner  of  the  Company;  or
               (iv)        A One-Percent Owner of the Company having an annual
Compensation  from  the  Company  and  all  Affiliated  Companies of more than
$150,000.
          (b) For purposes of this Section 15.2, the term "Five-Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of all stock of the Company. The rules of paragraphs
(b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules.
          (c) For purposes of this Section 15.2, the term "One-Percent Owner" means any person who would be described in paragraph (b) if "one percent" were substituted for "five percent" each place where it appears therein.
          (d) For purposes of this Section 15.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent" for "50%."
          (e) For purposes of this Article XV, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.
          (f) For purposes of this Article XV, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.
     15.3          Top-Heavy  Status.
          (a)        The term "Top-Heavy Plan" means, with respect to any Plan
Year:
               (i)        Any defined benefit plan if, as of the Determination
Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the plan for all Employees; and
               (ii)          Any  defined  contribution  plan  if,  as  of the
Determination Date, the aggregate of the account balances of Key Employees under the plan exceeds 60% of the aggregate of the account balances of all Employees under the plan.
For purposes of this Subsection (a), the term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year.
     The account balances under a defined contribution plan shall be determined as of the most recent valuation date that falls within or ends on the Determination Date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date used for computing plan costs for minimum funding.
          (b) Each plan maintained by the Company or an Affiliated Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.
               (i)     The term "Aggregation Group" means (A) each plan of the
Company or an Affiliated Company in which a Key Employee is a participant, and
(B) each other plan of the Company or an Affiliated Company which enables any plan described in Subparagraph (A) to meet the requirements of Code Section 401(a)(4) or 410. Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.
               (ii)     The term "Top-Heavy Group" means any Aggregation Group
if the sum (as of the Determination Date) of (A) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and (B) the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Employees.
               (iii)      For purposes of determining (A) the present value of
the cumulative accrued benefit of any Employee, or (B) the amount of the account balance of any Employee such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five-year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).
          (c) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but the individual was a Key Employee with respect to the Plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 15.3.
          (d) If any individual has not received any Compensation from the Company or an Affiliated Company (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 15.3.
     15.4 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 15.4.
          (a) Except as provided below, the minimum contribution for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent of his Compensation, regardless of whether the Non-Key Employee has completed 1,000 Hours of Service during such Plan Year, or whether the Non-Key Employee has made any withdrawals pursuant to Section 8.6 during such Plan Year.
          (b) Subject to the following rules of this paragraph (b), the percentage set forth in paragraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Code Section 401(k)) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. For purposes of this paragraph (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this paragraph (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.
          (c) The requirements of this Section 15.4 must be satisfied without taking into account contributions under Chapters 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.
          (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company or an Affiliated Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.
     15.5          Maximum  Annual  Addition.
          (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Sections 13.4(a)(i) and 13.4(b)(i) shall be applied by substituting "1.0" for "1.25."
          (b) The rule set forth in paragraph (a) above shall not apply if the requirements of both paragraphs (i) and (ii) below are satisfied.
               (i)     The requirements of this paragraph are satisfied if the
rules of Section 15.4(a) above would be satisfied after substituting "four percent" for "three percent" where it appears therein with respect to Participants covered only under a defined contribution plan.
               (ii)        The requirements of this paragraph are satisfied if
the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in Sections 15.3(a)(ii) and 15.3(b)(ii).
          (c) The rules of paragraph (a) shall not apply with respect to any Employee as long as there are no:
               (i)          Company  Contributions,  forfeitures, or voluntary
nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Company or an Affiliated Company, nor
               (ii)      accruals by the Employee under a defined benefit plan
maintained  by  the  Company  or  an  Affiliated  Company.

ARTICLE  XVI

     ADOPTION  BY  AFFILIATED  COMPANIES

     16.1 Adoption of Plan. An Affiliated Company may, with the consent of the Board of Directors, adopt this Plan for the benefit of its Eligible Employees by resolution of such Affiliated Company's board of directors, a certified copy of which shall be filed with the Sponsor, the Committee and the Trustee.
     16.2 The Sponsor as Agent for the Company. Each Affiliated Company which has adopted this Plan hereby irrevocably grants to the Sponsor full and exclusive power conferred upon it to take or refrain from taking any and all action which such Affiliated Company might otherwise take or refrain from taking with respect to the Plan and the Trust, and each such Affiliated Company, by adopting this Plan, irrevocably appoints the Sponsor its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Affiliated Company or to follow the instructions of or otherwise deal with any such Affiliated Company, the intention being that all persons shall deal solely with the Sponsor as if it were the sole company which had adopted this Plan. Each such Affiliated Company shall contribute such amounts as determined under Article V.
     16.3 Adoption of Amendments. Any Affiliated Company which adopts the Plan may, with the consent of the Board of Directors, amend the Plan with respect  to  its  own  employees  by  resolution  of  its  board of directors.
     16.4 Termination. Any Affiliated Company which adopts the Plan may, with the consent of the Board of Directors, terminate this Plan with respect to its own employees by resolution of its board of directors.
     16.5 Data to Be Furnished by Employers. Each Affiliated Company which adopts this Plan shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Sponsor with respect to its Participants.
     16.6 Joint Employees. If a Participant receives Compensation during a Plan Year from more than one employer which is part of the Company the total amount of such Compensation shall be considered for the purposes of the Plan, and the respective employers shall share in contributions to the Plan on account of said Participant based on the Compensation paid to such Participant by the employer.
     16.7 Expenses. Each employer which is part of the Company shall pay such part of the necessary expenses incurred in the administration of the Plan as the Sponsor shall determine.
     16.8 Withdrawal. An employer which is part of the Company may withdraw from the Plan by giving 60 days' written notice to the Sponsor and the Trustee, unless a shorter notice shall be agreed to by the Sponsor.
     16.9 Prior Plans. If an employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by the Plan, it may, with the consent of the Sponsor, provide in its resolution adopting the Plan for the termination of its own plan or for the merger, restatement and continuation of its own plan by the Plan.

ARTICLE  XVII

     MISCELLANEOUS

     17.1 No Enlargement of Employee Rights. Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or an Affiliated Company or to interfere with the right of the Company or an Affiliated Company to discharge or retire any Employee at any time. No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.
     17.2          Nonalienation.
          (a) The interest of any Participant in the benefits hereunder shall not in any event be subject to sale, assignment, hypothecation, or transfer. In the event any person attempts to take any action contrary to this Article XVII, that action shall be void and the Company, the Committee, the Trustees and all Participants shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.
          (b) The rules set forth in paragraph (a) shall not apply with respect to a Qualified Domestic Relations Order.
               (i) A "Qualified Domestic Relations Order" is a judgment, decree, or order (including approval of a property settlement agreement) that:
                    (A)          creates  or  recognizes  the  existence of an
Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant;
                    (B)     relates to the provision of child support, alimony
payments, or marital property rights to a spouse, child or other dependent of a Participant;
                    (C)     is made pursuant to a state domestic relations law
(including  a  community  property  law);  and
                    (D)          clearly  specifies:
                         (I)       the name and last known mailing address (if
any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;
                         (II)          the  amount  or  percentage  of  the
Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined;
                         (III)       the number of payments or period to which
the  order  applies;  and
                         (IV)          each  plan  to which the order applies.
For purposes of this section, the term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.
               (ii) A domestic relations order is not a Qualified Domestic Relations Order if it requires:
                    (A)       the Plan to provide any type or form of benefit,
or  any  option,  not  otherwise  provided  under  the  Plan;
                    (B)          the  Plan  to  provide  increased  benefits,
(determined  on  the  basis  of  actuarial  value);  or
                    (C)     the payment of benefits to an Alternate Payee that
are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.
               (iii) A domestic relations order shall not be considered to fail to satisfy the requirements of this paragraph solely because the order requires that payment of benefits be made to an Alternate Payee:
                    (A)          on or after the date on which the Participant
attains  (or  would  have  attained)  age  50;
                    (B)       as if the Participant had retired on the date on
which such payment is to begin under the order (based on the value of the Participant's Account balances at that time); and
                    (C)          in any form in which the benefits may be paid
under  the  Plan  to  the  Participant.
               (iv) In the case of any domestic relations order received by the Plan:
                    (A)       the Plan Administrator shall promptly notify the
Participant and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders; and
                    (B)        within a reasonable period after the receipt of
the order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination.
               (v) The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders.
                    (A)      During any period in which the issue of whether a
domestic relations order is a Qualified Domestic Relations Order is being determined, the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.
                    (B)         If within 18 months the order (or modification
thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the Alternate Payee entitled thereto.
                    (C)          If  within  18  months:
                         (I)          it is determined that the order is not a
Qualified  Domestic  Relations  Order;  or
                         (II)       the issue as to whether Qualified Domestic
Relations Order is not resolved, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order.
                    (D)         Any determination that an order is a Qualified
Domestic Relations Order that is made after the close of the 18 month period shall be applied prospectively only.
     17.3          Mailing  of  Payments;  Lapsed  Benefits.
          (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant or Beneficiary furnished pursuant to Section 17.4.
          (b) In the event that a benefit is payable under the Plan to a Participant or any other person and after reasonable efforts such person cannot be located for a period of seven years, the person shall be presumed dead and the benefit shall be paid to the Participant's Beneficiary. If no Beneficiary can be located, upon the termination of such seven year period the benefit shall be forfeited and allocated in the same manner as forfeitures under the Plan.
          (c) A Participant's Account shall continue to be maintained until it is paid to the Participant or his Beneficiary. Notwithstanding the foregoing, in the event that the Plan is terminated, the following rules shall apply:
               (i) all Participants (including Participants who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan;
               (ii) all Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits; and
               (iii) all Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law.
          (d) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and ERISA.
     17.4 Addresses. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.
     17.5          Notices  and  Communications.    All  communications  from
Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by that office. Each communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mall with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.
     17.6 Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.
     17.7 Governing Law. The Plan shall be governed by the laws of the United States of America and, to the extent permitted by such laws, by the laws of the State of Illinois. All contributions made hereunder shall be deemed to have been made in Illinois.
     17.8 Interpretation. Article and section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any article or section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular. The provisions of the Plan shall in all cases be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Sections 401(a) and 401(k) and related statutes for a qualified cash or deferred arrangement.
     17.9 Withholding for Taxes. Any payments out of the Trust Fund shall be subject to withholding for taxes as may be required by any applicable Federal or State law.
     17.10 Limitation on Company, Committee and Trustee Liability. Any benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Committee nor the Trustee shall assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.
     17.11 Successors and Assigns. This Plan and the Trust shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.
     17.12 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original.
     IN WITNESS WHEREOF, Budget Rent A Corporation has caused this instrument to be executed by its duly authorized officers this ____ day of ____________, 1994, effective, however, as of January 1, 1993.

     BUDGET  RENT  A  CAR  CORPORATION



     By:

FIRST  AMENDMENT  OF
BUDGET  RENT  A  CAR  CORPORATION  SAVINGSPLUS  PLAN
(As  Amended  and  Restated  Effective  January  l,  1993)


     WHEREAS, Budget Rent a Car Corporation (the "Corporation") maintains the Budget Rent a Car Corporation SavingsPlus (the "Plan"); and
     WHEREAS,  amendment  of  the  Plan  now  is  considered  desirable;
     NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Corporation under Section 14.1 of the Plan, and pursuant to authority delegated to the officers of the Corporation by resolution of its Board of Directors, Section 5.1(d) of the Plan is hereby amended, effective December l, 1995, by deleting in its entirety phrase (I) and inserting the following in lieu thereof:
     "(i) who was credited with not less than 1,000 Hours of Service in such Plan Year and who was an Active Participant or on a Leave of Absence on the last day of the Plan Year (or, for the 1995 Plan Year, who was an Active Participant on December l, 1995), or"

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers this _____ day of _____________, 1995.


     BUDGET  RENT  A  CAR  CORPORATION



     By:

     Its:

SECOND  AMENDMENT  OF
BUDGET  RENT  A  CAR  CORPORATION
SAVINGSPLUS  PLAN
(As  Amended  and  Restated  Effective  January  l,  1993)

     WHEREAS, Budget Rent a Car Corporation (the "Company" maintains Budget Rent a Car Corporation SavingsPlus Plan (the "Plan"); and
     WHEREAS,  the  Plan  has  been  amended  from  time  to  time and further amendment  of  the  Plan  now  is  considered  desirable;
     NOW, THEREFORE, pursuant to the powers reserved to the Company by Section
14.1 of the Plan, and the authority delegated to the undersigned by the Board of Directors of the Company, the Plan is hereby amended, effective July 1, 1996, in the following respects:
     1. By replacing "Compensation Period" with "Computation Period" in the definition of "Eligible Employee" in Article II.
     2. By replacing the definition of "Valuation Date" in Article II with the following:
               "Validation Date" means each day the New York Stock Exchange and the Trustee are open for business."

     3.          By  substituting  the  following  for  Section  4.1(b):

               "(b) The Compensation deferral agreement shall remain in effect until it is revoked or modified or the Participant terminates employment. Any such modification or revocation shall be effective as of the first payroll period of any month if made, in such form and manner as the Committee shall prescribe or approve, by the 20th day of the preceding month. An Active Participant who revokes his Compensation deferral agreement may enter into a new Compensation deferral agreement as of the first payroll period of any month following the month in which the revocation was effective. A Participant who makes a hardship withdrawal shall automatically cease making Compensation Deferral Contributions as of the end of the payroll period coinciding with or immediately preceding the date he makes such hardship withdrawal, and the Participant may not make further Compensation Deferral Contributions until at least 12 full calendar months have elapsed since he last made a hardship withdrawal (the 'Twelve-Month Suspension'). The Participant may enter into a new Compensation deferral agreement as of the first payroll period of any month coinciding with or following the Twelve-Month Suspension."

     4.          By  deleting  the  second  sentence  of  Section  4.2.

     5.          By  substituting  the  following  for  Section  4.4:

               "4.4 After-Tax Contributions. For each payroll period for which a Participant has entered into a Compensation deferral agreement, such Participant may also elect to make After-Tax Contributions. After-Tax Contributions shall be designated by the Participant in the manner required by the Committee in whole number percentages up to ten percent of his Compensation. An agreement to make After-Tax Contributions to the Plan shall become effective on the first payroll period of the month, and shall remain in effect unless revoked or modified by the Participant under the same terms and conditions as those set forth in Section 4.1(b); provided that such agreement shall automatically be revoked if the Participant revokes his Compensation deferral agreement and the Participant shall again be able to make After-Tax Contributions only if he enters into a new Compensation deferral agreement Solely for purposes of satisfying one of the tests prescribed in Section 5.2 or 5.3, the Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may contribute under this section. These rules shall apply to all Active Participants, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees."

     6.          By  deleting  the  last  sentence  of  Section  4.6.

     7. By substituting the following for paragraph (c) of Section 5.1 prior to the table therein:
          "(c) The Company shall make for each month a Matching Contribution on behalf of each Participant who made Compensation Deferral Contributions during such month equal to a percentage of such Participant's Compensation Deferral Contributions which qualify for treatment under Code Sections 401(k) and 402(g), determined in accordance with the following table:"

     8.         By substituting the following for the last sentence of Section
6.1:

          "A Participant's interest in his Accounts shall be his respective interests in the Investment Funds which are represented by units of participation."

     9.        By substituting the following for the first sentence of Section
6.2:

          "On each Valuation Date the Trustee shall determine the value of a unit in each Investment Fund by first subtracting the payment out of that Fund of all brokerage fees and transfer taxes applicable to purchases and sales for that Fund made since the previous Valuation Date, then dividing the current market value of assets in that Fund by the total number of units in that Fund."

     10.          By substituting the following for clause (5) of Section 6.2:

          "(5) Matching Contributions shall be allocated to the Matching Contributions Account of each Participant who had Compensation Deferral Contributions allocated to his Participant Deferral Account since the last preceding Valuation Date."

     11.      By substituting the following for the second sentence of Section
7.2(b):

          "A  Participant's  investment  elections under this section shall be made in 1% multiples in accordance with procedures established by the Committee. A Participant may change the investment of amounts already allocated to his Account on any Valuation Date. A Participant may change the investment of future contributions to his Account as of the first payroll period of the following month by giving notice prior to 4:00 p.m., eastern time, on the last Valuation Date of the month."

     12.        By substituting the following for the last sentence of Section
8.2(a):

          "Such Participant's Account shall be valued as soon as practicable following his termination of employment, and shall be paid to him in a lump sum, subject to the provisions of Section 8.5."

     13.          By  substituting  the  following  for  Section  8.3(a):

          "Upon the death of a Participant prior to commencement of the distribution of benefits hereunder, distribution shall be made to the Participant's Beneficiary in a lump sum in cash as soon as practicable after the value of the Participant's Account has been determined. Such valuation shall be made as soon as practicable after the date on which the Committee has been furnished with all documents and information necessary to distribute such Participant's Account."

     14.       By substituting the following for the first sentence of Section
8.4(a):

          "The Account of a Participant whose employment with the Company terminates prior to his Normal Retirement Date for a reason other than his death, retirement on his Early Retirement Date, or Total and Permanent Disability, shall be valued as soon as practicable after the date on which the Participant's request for distribution of his Account is received by the Committee."

     15.          By  deleting  the  last  sentence  of  Section  8.9(a).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed
by  its  duly  authorized  officers  this                    day  of
,                                  .

     BUDGET  RENT  A  CAR  CORPORATION

     By:
     Its:

THIRD  AMENDMENT  OF
BUDGET  RENT  A  CAR  CORPORATION  SAVINGSPLUS  PLAN
(As  Amended  and  Restated  Effective  January  1,  1993)

     WHEREAS, Budget Rent A Car Corporation (the "Corporation") maintains the Budget Rent A Car Corporation SavingsPlus Plan (the "Plan"); and
     WHEREAS, the Plan has been amended from time to time and further amendment of the Plan now is considered desirable;
     NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Corporation under Section 14.1 of the Plan, and pursuant to authority delegated to the officers of the Corporation by resolution of its Board of Directors, the Plan is hereby amended, effective December 1, 1996, by substituting the following for Section 5.1(d):
          "(d) The Company shall make for each Plan Year a Retirement Plan Contribution in such amount, if any, as may be determined by the Board of Directors in its sole discretion. Any Retirement Plan Contribution for a Plan Year shall be allocated to the Retirement Plan Contributions Account of each Participant (i) who was credited with not less than 1,000 Hours of Service in such Plan Year and who was an Active Participant or on a Leave of Absence on the last day of the Plan Year, or (ii) whose employment with the Company terminated during the Plan Year due to death, retirement on or after Normal Retirement Date or as a result of Total and Permanent Disability. Such allocation shall be in an amount which bears the same ratio to such Retirement Plan Contribution as the Participant's Compensation for such Plan Year bears to the Compensation of all such Participants for the Plan Year.

          Notwithstanding anything to the contrary contained in this Section 5.1(d), for the 1995 and 1996 Plan Years the following clause (i) shall be substituted for the foregoing clause (i): "(i) who was credited with not less than 1,000 Hours of Service in such Plan Year and who was an Active Participant on December 1 of such Plan Year or on a Leave of Absence on the last day of such Plan Year, or"."

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers this _____ day of ____________,
________.


     BUDGET  RENT  A  CAR  CORPORATION


     By:
     Its:

FOURTH  AMENDMENT  OF
BUDGET  RENT  A  CAR  CORPORATION  SAVINGSPLUS  PLAN
(As  Amended  and  Restated  Effective  January  1,  1993)

     WHEREAS, Budget Rent a Car Corporation (the "Corporation") maintains the Budget Rent a Car Corporation SavingsPlus Plan (the "Plan"); and
     WHEREAS, the Plan has been amended from time to time and further amendment of the Plan now is considered desirable;
     NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Corporation under Section 14.1 of the Plan, and pursuant to authority delegated to the officers of the Corporation by resolution of its Board of Directors, the Plan is hereby amended in the following respects:
     1. By adding the following definition to Article II at the end of the definition for "Company Contributions" effective July 1, 1997:
               "Company  Stock"  means  the common stock of Budget Group, Inc.
(BD)."
     2. By substituting the following for the table in Section 5.1(c) effective for months beginning on or after July 1, 1997:





"Percentage of  Percentage of
Compensation    Compensation
Contributed as  Deferral
Compensation    Contribution
Deferral        Matched

1 - 2                    50%
3 - 4                    25%"



     3.          By  adding  the following at the end of the first sentence of
Section  7.2(b)  effective  July  1,  1997:
          "; provided, however, that all Matching Contributions shall initially be invested in the Company Stock Fund."

     4. By inserting the following at the end of Section 7.4 effective July 1, 1997:
               "7.5  Company  Stock  Fund.

               (a) Effective July 1, 1997, the "Company Stock Fund," investments in which shall be invested in Company Stock, shall be added to the Trust Fund; provided, however, that (i) no amount shall be invested in this fund unless the Company Stock to be acquired with such amount is covered by an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, and (ii) the Committee may impose limits on the amounts that may be used to acquire Company Stock.

               (b) Notwithstanding anything to the contrary contained in this article, with respect to Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to the extent necessary to comply with SEC Rule 16b-3(c), any transfer to or from the Company Stock Fund shall be made at least six months after the date of the most recent election, with respect to any plan of the Company, that effected a "discretionary transaction" of the opposite way under such rule.

               (c) If a Participant's Account is invested in the Company Stock Fund, he (or in the event of his death, his Beneficiary) shall have the right to direct the Trustee on how to vote any Company Stock attributable to the investment of his Account, and the Trustee shall act in accordance with those instructions. If the Trustee does not receive timely instruction on how to vote, the Trustee shall vote such Company Stock in the same proportion as Company Stock with respect to which it has received instructions, and the Trustee shall have no discretion in such matter.

               (d) If a Participant's Account is invested in the Company Stock Fund, he (or in the event of his death, his Beneficiary) shall have the right to direct the Trustee on how to respond to a tender or exchange to the investment of his Account, and the Trustee shall act in accordance with those instructions. If the Trustee does not receive timely direction from a Participant (or Beneficiary) on how to respond to the tender or exchange offer, the Trustee shall tender or exchange such Company Stock in the same proportion as Company Stock with respect to which the Trustee has received the right of direction, and the Trustee shall have no discretion in such matter."

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officer this ____ day of _____________,
_______.

     BUDGET  RENT  A  CAR  CORPORATION


     By:
     Its:



TABLE  OF  CONTENTS


                                                                                PAGE
ARTICLE I     INTRODUCTION                                                         1

ARTICLE II    DEFINITIONS                                                          1

ARTICLE III   ELIGIBILITY AND PARTICIPATION                                       15

3.1           Commencement of Participation                                       15
3.2           Amounts Transferred from Prior Plan                                 16

ARTICLE IV    EMPLOYEE CONTRIBUTIONS                                              16

4.1           Compensation Deferral Agreement                                     16
4.2           Limitations on Compensation Deferral Contributions                  18
4.3           Return of Deferrals Over $7,000                                     22
4.4           After-Tax Contributions                                             23
4.5           Amounts Transferred from Prior Plan                                 24
4.6           Rollovers                                                           25

ARTICLE V     COMPANY CONTRIBUTIONS                                               26

5.1           Amount and Allocation of Contributions                              26
5.2           Code Section 401(m) Limitation on After-Tax Contributions           27
              and Matching Contributions
5.3           Multiple Use                                                        31

ARTICLE VI    PARTICIPANT ACCOUNTS                                                33

6.1           Accounting Procedures                                               33
6.2           Valuation of Accounts                                               33

ARTICLE VII   TRUST FUND                                                          35

7.1           Trust Fund                                                          35
7.2           Investment of Trust Assets                                          36
7.3           Irrevocability                                                      37
7.4           Company, Committee and Trustee Not Responsible for                  37
              Adequacy of Trust Fund

ARTICLE VIII  VESTING; PAYMENT OF PLAN BENEFITS                                   37

8.1           Vesting                                                             37
8.2           Distribution Upon Retirement or Disability                          38
8.3           Distribution Upon Death                                             39
8.4           Distribution Upon Termination of Employment Prior to Retirement     40
8.5           Timing of Distribution                                              42
8.6           Withdrawals                                                         42
8.7           Facility of Payment                                                 45
8.8           Additional Documents                                                45
8.9           Participant Loans                                                   46
8.10          Direct Rollover of Eligible Rollover Distributions                  50

ARTICLE IX    OPERATION AND ADMINISTRATION OF THE PLAN                            51

9.1           Plan Administration                                                 51
9.2           Committee Powers                                                    52
9.3           Investment Manager                                                  53
9.4           Committee Procedure                                                 53
9.5           Compensation of Committee                                           54
9.6           Resignation and Removal of Members                                  54
9.7           Appointment of Successors                                           54
9.8           Records                                                             55
9.9           Reliance Upon Documents and Opinions                                55
9.10          Requirement of Proof                                                55
9.11          Reliance on Committee Memorandum                                    56
9.12          Multiple Fiduciary Capacity                                         56
9.13          Limitation on Liability                                             56
9.14          Indemnification                                                     56
9.15          Bonding                                                             56
9.16          Plan Expenses                                                       57

ARTICLE X     MERGER OF COMPANY; MERGER OF PLAN                                   57

10.1          Effect of Reorganization or Transfer of Assets                      57
10.2          Merger Restriction                                                  58

ARTICLE XI    PLAN TERMINATION AND DISCONTINUATION OF                             58
              CONTRIBUTIONS

11.1          Plan Termination                                                    58
11.2          Discontinuance of Contributions                                     59
11.3          Rights of Participants                                              60
11.4          Partial Termination                                                 60
11.5          Failure to Contribute                                               60
11.6          Distributions Upon Sale of Assets or Subsidiary                     60

ARTICLE XII   APPLICATION FOR BENEFITS                                            60

12.1          Application for Benefits                                            60
12.2          Action on Application                                               61
12.3          Appeals                                                             61

ARTICLE XIII  LIMITATIONS ON CONTRIBUTIONS                                        62

13.1          General Rule                                                        62
13.2          Annual Additions                                                    63
13.3          Other Defined Contribution Plans                                    63
13.4          Combined Plan Limitation (Defined Benefit Plan)                     64
13.5          Adjustments for Excess Annual Additions                             66
13.6          Disposition of Excess Amounts                                       66

ARTICLE XIV   PLAN AMENDMENTS                                                     67

14.1          Amendments                                                          67
14.2          Retroactive Amendments                                              67
14.3          Amendment of Vesting Provisions                                     67

ARTICLE XV    TOP-HEAVY PLAN RULES                                                68

15.1          Applicability                                                       68
15.2          Definitions                                                         68
15.3          Top-Heavy Status                                                    69
15.4          Minimum Contributions                                               72
15.5          Maximum Annual Addition                                             73

ARTICLE XVI   ADOPTION BY AFFILIATED COMPANIES                                    74

16.1          Adoption of Plan                                                    74
16.2          The Sponsor as Agent for the Company                                74
16.3          Adoption of Amendments                                              74
16.4          Termination                                                         74
16.5          Data to Be Furnished by Employers                                   75
16.6          Joint Employees                                                     75
16.7          Expenses                                                            75
16.8          Withdrawal                                                          75
16.9          Prior Plans                                                         75

ARTICLE XVII  MISCELLANEOUS                                                       75

17.1          No Enlargement of Employee Rights                                   75
17.2          Nonalienation                                                       76
17.3          Mailing of Payments; Lapsed Benefits                                79
17.4          Addresses                                                           81
17.5          Notices and Communications                                          81
17.6          Reporting and Disclosure                                            81
17.7          Governing Law                                                       81
17.8          Interpretation                                                      81
17.9          Withholding for Taxes                                               82
17.10         Limitation on Company, Committee and Trustee Liability              82
17.11         Successors and Assigns                                              82
17.12         Counterparts                                                        82